Exhibit 10.3
SECURITY AGREEMENT
     SECURITY AGREEMENT dated as of July 7, 2009 (this “Agreement”), among THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as collateral agent (in its capacity as collateral agent, together with its successors and assigns, the “Collateral Agent”), COMMERCIAL BARGE LINE COMPANY, a corporation formed under the laws of Delaware (“Issuer”), AMERICAN COMMERCIAL LINES INC., a corporation formed under the laws of Delaware (“Holdings”), AMERICAN COMMERCIAL LINES LLC, a limited liability company formed under the laws of Delaware (“ACL”), JEFFBOAT LLC, a limited liability company formed under the laws of Delaware (“Jeffboat”), and ACL TRANSPORTATION SERVICES LLC, a limited liability company formed under the laws of Delaware (“ACLTS” and together with Holdings, ACL, Jeffboat, and any other Person that becomes a party hereto pursuant to Section 7.12, the “Guarantors,” and together with the Issuer, each individually a “Grantor” and collectively, the “Grantors”).
RECITALS:
     WHEREAS, the Issuer is issuing $200,000,000 aggregate principal amount of 12 1/2% Senior Secured Notes due 2017 (together with any Additional Notes and Exchange Notes, the “Notes”) pursuant to the indenture (the “Indenture”) dated as of July 7, 2009 among the Issuer, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee (together with its successors in such capacity, the “Trustees”) on behalf of the holders of the Notes (the “Noteholders”).
     WHEREAS, from time to time after the date hereof, the Issuer may, subject to the terms and conditions of the Indenture and the Notes Documents, incur Permitted Additional Pari Passu Obligations (including Additional Notes issued under the Indenture), which are pari passu in right of payment to the Notes and secured equally and ratable with the Notes and by the Pledged Collateral in accordance with Section 7.14 of this Agreement.
     WHEREAS, each Guarantor has, pursuant to the Indenture, among other things, unconditionally guaranteed the obligations of the Issuer under the Indenture and the Notes and may do so under the terms of Permitted Additional Pari Passu Obligations permitted to be incurred under the Indenture.
     WHEREAS, this Agreement is given by each Grantor in favor of the Collateral Agent for the benefit of the Secured Parties to secure the payment and performance of all of the Obligations.
     WHEREAS, it is a condition to the issuance of the Notes that each Grantor execute and deliver the applicable Notes Documents, including this Agreement.
     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.
DEFINITIONS
     SECTION 1.01 Definition of Certain Terms Used Herein. As used herein, the following terms shall have the following meanings:
     “Accessions” shall mean any goods which are physically united with any item constituting part of the Collateral hereunder in such a manner that the identity of such goods is not lost.
     “Account Debtor” shall mean any Person who is or who may become obligated to any Grantor under, with respect to, or on account of an Account.
     “Accounts” shall mean all of each Grantor’s now owned or hereafter acquired or arising “accounts”, as defined in the UCC, including any and all right, title and interest of any Grantor to payment for goods or services sold or leased, including Chattel Paper (whether tangible or electronic) and any right evidenced by Chattel Paper (whether tangible or electronic), whether due or to become due, whether or not it has been earned by performance, and whether now or hereafter acquired or arising in the future, including accounts receivable from Affiliates of the Grantors.
     “Accounts Receivable” shall mean all Accounts and all right, title and interest in any returned goods, together with all rights, titles, securities and guarantees with respect thereto, including any rights to stoppage in transit, replevin, reclamation and resales, and all related security interests, liens and pledges, whether voluntary or involuntary, in each case whether now existing or owned or hereafter arising or acquired.
     “Additional Grantor” shall have the meaning given to that term in Section 7.12 of this Agreement.
     “Additional Pari Passu Agent” shall mean any duly authorized representative of any holder of Permitted Additional Pari Passu Obligations under any Additional Pari Passu Debt Documents designated as “Additional Pari Passu Agent” for such holder in an Additional Pari Passu Joinder Agreement delivered to the Collateral Agent
     “Additional Pari Passu Agreement” shall mean the indenture, credit agreement or other agreement under which any Permitted Additional Pari Passu Obligations (other than Additional Notes) are incurred and any notes or other instruments representing such Permitted Additional Pari Passu Obligations.
     “Additional Pari Passu Debt Documents” shall mean any document or instrument executed and delivered with respect to any Permitted Additional Pari Passu Obligations.
     “Additional Pari Passu Joinder Agreement” shall mean an agreement substantially in the form of Exhibit B.

     “Affiliate” shall mean, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such Person.
     “Chattel Paper” shall mean all of each Grantor’s now owned or hereafter acquired “chattel paper”, as defined in the UCC, including any record or records that evidence both a monetary obligation and a security interest in specific goods, a security interest in specific goods and software used in the goods, a security interest in specific goods and license of software used in the goods, a lease of specific goods, or a lease of specific goods and license of software used in the goods, including in the case of any transaction which is evidenced by records that include an instrument or series of instruments, the group of records taken together.
     “Collateral” shall mean all now owned and hereafter acquired (a) Accounts Receivable, (b) Documents, (c) Equipment, (d) Fixtures, (e) General Intangibles, (f) Inventory, (g) cash and currency, (h) Deposit Accounts, credits, and balances with and other claims against the Collateral Agent or any Secured Party or any of their Affiliates or any other financial institution with which the Grantor maintains deposits, including any Payment Accounts; (i) Investment Property, (j) Instruments, (k) Commercial Tort Claims set forth on Schedule 4.17 hereto, (l) Letter-of-Credit Rights, (m) Supporting Obligations, (n) Financial Assets, (o) all money, cash, cash equivalents, securities and other property of any kind of the Grantor held directly or indirectly by the Collateral Agent or any Secured Party; (p) all books, records and other property related to or referring to any of the foregoing, (q) all other personal property of whatever type or description and (r) to the extent not otherwise included, all Accessions and all Proceeds of the foregoing, in each case whether now owned or hereafter acquired and wherever the same may be located; provided, however, that the “Collateral” shall not include any Excluded Property.
     “Collateral Documents” shall mean, collectively, this Agreement, the Pledge Agreement, the Mortgages and each other security document or pledge agreement delivered in accordance with applicable local or foreign law to grant a security interest in any property as collateral for the Obligations, and any UCC financing statements, any other documents filed with governmental authorities (including, without limitation, the United States Coast Guard National Vessel Documentation Center) to perfect, establish priority or give public notice of the Security Interest granted by this Agreement, the Mortgages and each security document or pledge agreement described above and any certificate or other document contemplated by or delivered pursuant to the aforesaid agreements, and all other documents, certificates and instruments relating to, arising out of, or in any way connected therewith.
     “Commercial Tort Claims” shall mean all of each Grantor’s now owned or hereafter acquired “commercial tort claims”, as defined in the UCC, including any claims, causes of action, choses in action, rights and interests arising in tort which are held or owned by any Grantor, but only to the extent of such Grantor’s interest therein.
     “Commodity Account” shall mean an account maintained by a Commodity Intermediary in which a Commodity Contract is carried out for a Commodity Customer.
     “Commodity Contract” shall mean a commodity futures contract, an option on a commodity futures contract, a commodity option or any other contract that, in each case, is (a) traded on or subject to the rules of a board of trade that has been designated as a contract market for such a contract pursuant to the federal commodities laws or (b) traded on a foreign commodity board of trade, exchange or market, and is carried on the books of a Commodity Intermediary for a Commodity Customer.
     “Commodity Customer” shall mean a Person for whom a Commodity Intermediary carries a Commodity Contract on its books.
     “Commodity Intermediary” shall mean (a) a Person who is registered as a futures commission merchant under the federal commodities laws or (b) a Person who in the ordinary course of its business provides clearance or settlement services for a board of trade that has been designated as a contract market pursuant to federal commodities laws.
     “Control” shall mean (i) in the case of each Deposit Account, “control,” as such term is defined in Section 9-104 of the UCC, (ii) in the case of any Security Entitlement, “control,” as such term is defined in Section 8-106 of the UCC, and (iii) in the case of any Commodity Contract, “control,” as such term is defined in Section 9-106 of the UCC.
     “Copyright License” shall mean any written agreement, now or hereafter in effect, granting any right to any third party under any Copyright now or hereafter owned by any Grantor or which such Grantor otherwise has the right to license, or granting any right to such Grantor under any Copyright now or hereafter owned by any third party, and all rights of such Grantor under any such agreement.
     “Copyrights” shall mean all of the following: (a) all copyright rights in any work subject to the copyright laws of the United States, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office.
     “Default” or “Event of Default” shall mean a “default” or “event of default”, respectively, under the Indenture or under any Additional Pari Passu Agreement.
     “Deposit Accounts” means all “deposit accounts”, as such term is defined in the UCC, now or hereafter held in the name of Grantor, including a demand, time, savings, passbook or like account maintained with a bank, savings and loan association, credit union or other financial institution, or a branch of any of the foregoing.
     “Discharge of Obligations” shall mean, both (i) in the case of the Indenture, the discharge or defeasance of the Indenture in accordance with Section 8.1, Section 8.2 or Section 8.8 thereof and (ii) in the case of each Additional Pari Passu Agreement, the repayment of the Additional Pari Passu Obligations under such agreement which entitles the Grantors to obtain a release of the Liens securing such Additional Pari Passu Obligations under the applicable Notes Documents.

     “Documents” shall mean all “documents”, as such term is defined in the UCC, including all documents of title and all files, records, ledger sheets and documents covering or relating to any of the Collateral.
     “Entitlement Holder” shall mean a Person identified in the records of a Securities Intermediary as the Person having a Security Entitlement against the Securities Intermediary. If a Person acquires a Security Entitlement by virtue of Section 8-501(b)(2) or (3) of the UCC, such Person is the Entitlement Holder.
     “Equipment” means all of each Grantor’s now owned or hereafter acquired “equipment”, as defined in the UCC, including all machinery, all manufacturing, distribution, selling, data processing and office equipment, all furniture, furnishings, appliances, Fixtures and trade Fixtures, tools, tooling, molds, dies, vehicles, aircraft, vessels, boilers, engines, masts, spars, rigging, boats, pumps, anchors, cables, chains, tackle, apparel, fittings, equipment, other appurtenances and all other goods of every type and description (excluding Inventory, “Vessels” that are subject at any time to the Lien of any of the Fleet Mortgages, and “Vessels” that have been released from the Lien of any Fleet Mortgage pursuant to Section 5.2 thereof, but including in any event Vessels that are not documented under the laws and flag of the United States of America), in each instance whether now owned or hereafter acquired by each of the Grantors and wherever located.
     “Excluded Property” shall mean
     (a) any permit or license issued by a Governmental Authority to any Grantor or any agreement to which any Grantor is a party, in each case, only to the extent and for so long as the terms of such permit, license or agreement or any Requirement of Law applicable thereto, prohibit the creation by such Grantor of a security interest in such permit, license or agreement in favor of the Collateral Agent (after giving effect to Sections 9-406(d), 9-407(a), 9-408(a) or 9-409 of the UCC (or any successor provision or provisions) or any other applicable law (including the Bankruptcy Code) or principles of equity);
     (b) Equipment or other assets or any proceeds thereof owned by any Grantor on the date hereof or hereafter acquired that is subject to a Lien securing indebtedness in respect of purchase money financing or Capital Lease Obligations permitted to be incurred pursuant to the provisions of the Indenture and any equivalent provision of each Additional Pari Passu Agreement if the contract or other agreement in which such Lien is granted (or the documentation providing for such indebtedness in respect of purchase money financing) prohibits the creation of any other Lien on such Equipment, other assets or proceeds;
     (c) any intent-to-use trademark application to the extent and for so long as creation by a Grantor of a security interest therein would result in the loss by such Grantor of any material rights therein;
     (d) work-in-progress and associated property of any Grantor that is subject to any contract for the manufacture and sale of a Vessel to a customer, to the extent such customer contract prohibits or would be violated by the grant of a Lien securing other indebtedness of such Grantor;
     (e) the voting capital stock of foreign subsidiaries in excess of 65% of the issued and outstanding voting equity interests of such foreign subsidiaries;
     (f) interests in any joint venture to the extent and for so long as the documents governing such joint venture interests prohibit the granting of a security interest therein;
     (g) any contract, lease, license or other agreement to the extent that the grant of a security interest therein would result in the invalidation thereof or provide any party thereto with a right of termination with respect thereto (in each case, after giving effect to applicable provisions of the UCC);
     (h) any property of a Person existing at the time such Person is acquired or merged with and into or consolidated with a Grantor that is subject to a Lien permitted by clause (vii) of the definition of “Permitted Lien” contained in the Indenture (and any refinancing thereof permitted by clause (x) of the definition of “Permitted Liens” contained in the Indenture) to the extent and for so long as the contract or other agreement in which such Lien is granted prohibits the creation of any other Lien on such property;
     (i) the capital stock of any subsidiary of any Grantor to the extent necessary and for so long as required for such subsidiary of not be subject to any requirement pursuant to Rule 3-16 of Regulation S-X under the Securities Act of 1933, as amended, to file separate financial statements with the Securities and Exchange Commission (or any other governmental agency);
     (j) the Hall Street Terminal; and
     (k) any assets sold pursuant to a Qualified Receivables Transaction;
in each case, after giving effect to applicable provisions of the UCC and provided, however, that Excluded Property shall not include any Proceeds, substitutions or replacements of any Excluded Property referred to in clauses (a) through (k) (unless such Proceeds, substitutions or replacements would constitute Excluded Property referred to in clauses (a) through (k)).
     “Financial Asset” shall mean (a) a Security, (b) an obligation of a Person or a share, participation or other interest in a Person or in property or an enterprise of a Person, which is, or is of a type, dealt with in or traded on financial markets, or which is recognized in any area in which it is issued or dealt in as a medium for investment or (c) any property that is held by a Securities Intermediary for another Person in a Securities Account if the Securities Intermediary has expressly agreed with the other Person that the property is to be treated as a Financial Asset under Article 8 of the UCC. As the context requires, the term Financial Asset shall mean either the interest itself or the means by which a Person’s claim to it is evidenced, including a certificated or uncertificated Security, a certificate representing a Security or a Security Entitlement.

     “Fixtures” shall mean all Goods, whether now owned or hereafter acquired, of any Grantor that become so related to particular real estate that an interest in them arises under any real estate law applicable thereto.
     “General Intangibles” shall mean all of each Grantor’s now owned or hereafter acquired “general intangibles”, as defined in the UCC, including all rights, interests, choses in action, causes of action, claims, Intellectual Property and all other intangible personal property of any Grantor of every kind and nature (other than Accounts) now owned or hereafter acquired by any Grantor, including, without limitation, all contract rights, payment intangibles, corporate or other business records, goodwill, customer lists, registrations, licenses, franchises, tax refund claims, any funds which may become due to the Grantor in connection with the termination of any employee benefit plan or any rights thereto and any other amounts payable to the Grantor from any employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, proceeds of insurance covering the lives of key employees on which the Grantor is beneficiary, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged equity interests or Investment Property and any letter-of-credit, guarantee, claim, security interest or other security held by or granted to the Grantor.
     “Grantors” shall have the meaning given to that term in the first paragraph of this Agreement.
     “Indemnitee” shall mean, with respect to any Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Affiliates.
     “Indenture” shall have the meaning given to that term in the recitals of this Agreement.
     “Instrument” shall mean an “instrument”, as such term is defined in the UCC, now owned or hereafter acquired by the Grantor, including a negotiable instrument or any other writing which evidences a right to the payment of money and is not itself a security agreement or lease and is of a type which in the ordinary course of business is transferred by delivery with any necessary endorsement or assignment.
     “Intellectual Property” shall mean all intellectual and similar property of any Grantor of every kind and nature now owned or hereafter acquired by any Grantor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, correspondence, confidential or proprietary technical and business information, know-how or other data or information, all Software and databases and all embodiments or fixations thereof and related documentation, and all other computer materials, created or owned by any Grantor, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing together with all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing, and all rights to sue for past, present and future infringement of any of the foregoing.
     “Intercreditor Agreement” shall mean the Intercreditor Agreement, dated as of July 7, 2009 between the Collateral Agent and the Revolving Collateral Agent.

     “Inventory” means “inventory”, as such term is defined in the UCC, and inventory, goods, and merchandise to be furnished under any contract of service or held for sale or lease, returned goods, raw materials, work-in-process, finished goods (including embedded software), other materials and supplies of any kind, nature, or description which are used or consumed in a Person’s business or used in connection with the packing, shipping, advertising, selling, or finishing of such goods, merchandise, and all documents of title or other Documents representing them. Notwithstanding anything to the contrary set forth herein, Inventory shall not include (a) any barges or vessels (other than barges or vessels held for sale in the ordinary course of business by Jeffboat), (b) spare parts, replacement parts, parts under repair, tackle, necessaries, apparel, cordage, general outfit and all other appurtenances and appliances belonging upon vessels or barges and stores (each of the foregoing, whether aboard vessels or barges or on shore); and (c) proceeds or the foregoing. For the avoidance of doubt, as used herein, Inventory shall not include any vessels or barges leased, chartered or otherwise used (at any time) in the operation of the Grantors’ business (other than vessels or barges held for sale in the ordinary course of business by Jeffboat), or vessels or barges sold or to be sold for scrap, or the proceeds of any of the foregoing.
     “Investment Property” shall mean all Securities (whether certificated or uncertificated), Security Entitlements, Securities Accounts, Commodity Contracts and Commodity Accounts of any Grantor, whether now owned or hereafter acquired by any Grantor.
     “Joinder” shall have the meaning given to that term in Section 7.12 of this Agreement.
     “Letter-of-Credit Rights” shall mean “letter-of-credit rights”, as such term is defined in the UCC, now owned or hereafter acquired by any Grantor, including any right to payment or performance under any letter-of-credit under which any Grantor is a beneficiary, whether or not such Grantor has demanded or is at the time entitled to demand payment or performance, but excluding the right of any Grantor to demand payment or performance under any letter-of-credit.
     “License” shall mean any Patent License, Trademark License, Copyright License or other license or sublicense to which any Grantor is a party, whether as licensor or licensee (other than those license agreements in existence on the date hereof or entered into after the date hereof, which by their terms prohibit the grant of a security interest by such Grantor as licensee thereunder).
     “Lien” shall have the meaning given to that term in the Indenture.
     “Mortgages” shall mean, collectively, each of the mortgages, deeds of trust, leasehold mortgages and security documents and any other agreement, document or instrument pursuant to which any Lien upon any of the Mortgaged Properties (as defined in the Intercreditor Agreement) is granted by, or purported to be granted by, any Grantor to secure any Obligations or under which rights or remedies with respect any such Lien are governed, including the Fleet Mortgages and the Mortgages (as such terms are defined in the Indenture).
     “Noteholders” shall have the meaning given to that term in the recitals of this Agreement.
     “Notes” shall have the meaning given to that term in the recitals of this Agreement.

     “Notes Documents” shall mean (i) this Agreement, the Indenture, the Notes, the guarantees, the Mortgages and the other Collateral Documents and (ii) Additional Pari Passu Debt Documents and Additional Pari Passu Agreements, in each case of clause (i) and (ii) above, all other documents, certificates and instruments relating to, arising out of, or in any way connected therewith.
     “Obligations” shall mean any principal, premium, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements, damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under any of (i) the Indenture, (ii) the Notes (other than any Additional Notes except to the extent constituting Permitted Additional Pari Passu Obligations), (iii) any other Collateral Document, (iv) any Additional Pari Passu Agreement and (v) the documentation relating to any other Permitted Additional Pari Passu Obligations; provided that no obligations in respect of Permitted Additional Pari Passu Obligations (other than Additional Notes) shall constitute “Obligations” unless the Additional Pari Passu Agent for the holders of such Permitted Additional Pari Passu Obligations has executed an Additional Pari Passu Joinder Agreement in the form of Annex I hereto.
     “Patent License” shall mean any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a Patent, now or hereafter owned by any Grantor or which any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a Patent, now or hereafter owned by any third party, is in existence, and all rights of any Grantor under any such agreement.
     “Patents” shall mean all of the following: (a) all letters patent of the United States, all registrations and recordings thereof, and all applications for letters patent of the United States, including registrations, recordings and pending applications in the United States Patent and Trademark Office, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.
     “Payment Account” means each bank account established pursuant to this Agreement, to which the proceeds of Accounts and other Collateral are deposited or credited, and which is maintained in the name of the Grantor on terms acceptable to Collateral Agent.
     “Person” shall mean any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.
     “Proceeds” shall mean “proceeds”, as such term is defined in the UCC, including any consideration received from the sale, exchange, license, lease or other disposition of any asset or property that constitutes Collateral or any Mortgaged Properties, any value received as a consequence of the possession of any Collateral and any payment received from any insurer or other Person or entity as a result of the destruction, loss, theft, damage or other involuntary conversion of whatever nature of any asset or property which constitutes Collateral or any Mortgaged Properties, and shall include, without limitation, (a) any claim of any Grantor against any third party for (and the right to sue and recover for and the rights to damages or profits due or accrued arising out of or in connection with) (i) past, present or future infringement of any Patent now or hereafter owned by any Grantor, or licensed under a Patent License, (ii) past, present or future infringement or dilution of any Trademark now or hereafter owned by any Grantor or licensed under a Trademark License or injury to the goodwill associated with or symbolized by any Trademark now or hereafter owned by any Grantor, (iii) past, present or future breach of any License and (iv) past, present or future infringement of any Copyright now or hereafter owned by any Grantor or licensed under a Copyright License and (b) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral or any Mortgaged Properties.
     “Receivables” shall mean the following now owned or hereafter arising or acquired property of a Grantor: (a) all Accounts; (b) all interest, fees, late charges, penalties, collection fees and other amounts due or to become due or otherwise payable in connection with any Account; (c) all instruments evidencing Accounts or Inventory, including, without limitation, all promissory notes relating to the foregoing; (d) all chattel paper with respect to, or otherwise representing or evidencing, Accounts or Inventory; (e) all documents representing or evidencing, Accounts or Inventory; (f) the proceeds of all of the foregoing; and (g) all ledgers, books of account, records, Software, tapes, cards, computer programs, computer disks or tapes, computer printouts, computer runs, and other computer prepared information relating solely to any of the foregoing.
     “Required Secured Parties” shall mean the holders of a majority in an aggregate principal amount of (i) the Notes, subject in all cases to Article IX of the Indenture, and (ii) any Indebtedness constituting Permitted Additional Pari Passu Obligations, in each case, excluding for all purposes of this definition any holder of such debt whose vote is required to be disregarded under the Indenture or the applicable Additional Pari Passu Agreement
     “Revolving Collateral Agent” shall mean the Bank of America, N.A., as administrative agent, collateral agent and security trustee under the Credit Agreement and its successors and/or assigns in such capacity.
     “Revolving Credit Obligations” shall have the meaning given to that term in the Intercreditor Agreement.
     “Revolving Facility Documents” shall have the meaning given to it in the Intercreditor Agreement.
     “Secured Parties” shall mean Collateral Agent, the Trustee, each Additional Pari Passu Agent, the Noteholders and the holders of the Permitted Additional Pari Passu Obligations.
     “Securities” shall mean any obligations of an issuer or any shares, participations or other interests in an issuer or in property or an enterprise of an issuer which (a) are represented by a certificate representing a security in bearer or registered form, or the transfer of which may be registered upon books maintained for that purpose by or on behalf of the issuer, (b) are one of a class or series or by its terms is divisible into a class or series of shares, participations, interests or obligations and (c)(i) are, or are of a type, dealt with or traded on securities exchanges or securities markets or (ii) are a medium for investment and by their terms expressly provide that they are securities governed by Article 8 of the UCC.
     “Securities Account” shall mean an account to which a Financial Asset is or may be credited in accordance with an agreement under which the Person maintaining the account undertakes to treat the Person for whom the account is maintained as entitled to exercise rights that comprise the Financial Asset.
     “Security Entitlements” shall mean the rights and property interests of an Entitlement Holder with respect to a Financial Asset.
     “Security Interest” shall have the meaning given to that term in Section 2.01.
     “Security Intermediary” shall mean (a) a clearing corporation or (b) a Person, including a bank or broker, that in the ordinary course of its business maintains securities accounts for others and is acting in that capacity.
     “Software” shall mean all “software”, as such term is defined in the UCC, now owned or hereafter acquired by Grantor, including any computer program and any supporting information provided in connection with any transaction relating to any such program.
     “Subsidiary” shall have the meaning given to that term in the Indenture.
     “Supporting Obligations” shall mean all “supporting obligations”, as such term is defined in the UCC, including any letter-of-credit right or any secondary obligation held by any Grantor that supports the payment or performance of any Account, Chattel Paper, Document, General Intangible, Instrument or Investment Property.
     “Trademark License” shall mean any written agreement, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned by any Grantor or which any Grantor otherwise has the right to license, or granting to any Grantor any right to use any Trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.
     “Trademarks” shall mean all of the following: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any State of the United States, and all extensions or renewals thereof (provided that no security interest shall be granted in United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law), (b) all goodwill associated therewith or symbolized thereby and (c) all other assets, rights and interests that uniquely reflect or embody such goodwill.

     “UCC” shall mean the Uniform Commercial Code as in effect in the State of New York from time to time.
     “Vessels” shall mean the towboats, barges and other vessels owned or leased by any Grantor.
     SECTION 1.02 Uniform Commercial Code Terms. All terms used herein and defined in the UCC, shall, to the extent not defined herein, or in the Indenture, if not defined herein, have the meaning given in the UCC.
     SECTION 1.03 Other Terms.
     (a) The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.
     (b) Capitalized terms not defined herein shall have the meanings given to those terms in the Indenture.
ARTICLE II.
SECURITY INTEREST
     SECTION 2.01 Grants of Security Interest. As security for the payment or performance, as the case may be, in full of the Obligations, each Grantor hereby bargains, sells, conveys, assigns, sets over, mortgages, pledges, hypothecates and transfers to Collateral Agent, for itself and the ratable benefit of the Secured Parties, and hereby grants to Collateral Agent, for itself and the ratable benefit of the Secured Parties, a security interest in and Lien upon, all of such Grantor’s right, title and interest in, to and under the Collateral (the “Security Interest”). Without limiting any of the foregoing, Collateral Agent is hereby authorized, but not required, to file one or more financing statements (including fixture filings), continuation statements or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting its Security Interest in the Collateral, without the signature of any Grantors, and naming any Grantor or the Grantors as debtor or debtors and Collateral Agent as secured party.
     Notwithstanding anything to the contrary contained in the preceding paragraph above, the security interest created by this Agreement shall not extend to any Excluded Property and (i) the Grantors shall from time to time at the request of the Collateral Agent give written notice to the Collateral Agent identifying in reasonable detail the Excluded Property and shall provide to the Collateral Agent such other information regarding the Excluded Property as the Collateral Agent may reasonably request and (ii) from and after the Closing Date, no Grantor shall permit to become effective in any document creating, governing or providing for any permit, license or agreement a provision that would prohibit the creation of a Lien on such permit, license or agreement in favor of the Collateral Agent unless such Grantor believes, in its reasonable judgment, that such prohibition is usual and customary in transactions of such type.
     SECTION 2.02 No Assumption of Liability. The Security Interest is granted as security only and shall not subject Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.
     SECTION 2.03 Second Priority Nature of Liens. Notwithstanding anything herein to the contrary, the Lien and security interest granted to the Collateral Agent pursuant to this Agreement shall be a second priority Lien on and security interest in Collateral and the exercise of any right or remedy by the Collateral Agent hereunder is subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control. Notwithstanding anything herein to the contrary, prior to the Senior Discharge Date (as defined in the Intercreditor Agreement), the requirements of this Agreement to deliver Collateral and any certificates, Instruments or Documents in relation thereto to the Collateral Agent shall be deemed satisfied by delivery of such Collateral and such certificates, Instruments or Documents in relation thereto to the Revolving Collateral Agent (as bailee for the Collateral Agent).
ARTICLE III.
REPRESENTATIONS AND WARRANTIES
     The Grantors jointly and severally represent and warrant to Collateral Agent and the Secured Parties that:
     SECTION 3.01 Title and Authority. Each Grantor has good and valid rights in and title to the Collateral with respect to which it has purported to grant the Security Interest hereunder and has full power and authority to grant to Collateral Agent the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval which has been obtained.
     SECTION 3.02 Filings.
     (a) Fully completed UCC financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations containing a description of the Collateral have been sent for filing in the Office of the Secretary of State of Delaware (or, in the case of fixture filings, for filing in the offices listed on Schedule 3.02 hereto), which are all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in Collateral consisting of United States Patents, Trademarks and Copyrights) that are necessary, upon filing, to perfect security interests in favor of the Collateral Agent (for the ratable benefit of the Secured Parties) in respect of all Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is, or will be, necessary in any such jurisdiction with respect to such Collateral, except as provided under applicable law with respect to the filing of continuation statements.

     (b) Each Grantor represents and warrants that fully executed security agreements in form satisfactory to the Collateral Agent containing descriptions of all Collateral consisting of Intellectual Property with respect to United States Patents and United States registered Trademarks (and Trademarks for which United States registration applications are pending) and United States registered Copyrights have been sent for recording by the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. Section 261, 15 U.S.C. Section 1060 or 17 U.S.C. Section 205 and the regulations thereunder, as applicable, and otherwise as may be required pursuant to the laws of any other necessary jurisdiction, to protect the validity of and to continue legal, valid and perfected security interests in favor of the Collateral Agent (for the ratable benefit of the Secured Parties) in respect of all Collateral consisting of Patents, Trademarks and Copyrights in which a security interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, or in any other necessary jurisdiction, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction (other than such actions as are necessary to perfect the Security Interest with respect to any Collateral consisting of Patents, Trademarks and Copyrights or registration or application for registration thereof) acquired or developed after the date hereof).
     SECTION 3.03 Validity of Security Interest. The Security Interest constitutes (a) a legal valid and binding Security Interest in all the Collateral securing the payment and performance of the Obligations, (b) subject to the filings described in Section 3.02 above, a perfected Security Interest in all Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code of the applicable jurisdiction or other similar law in such jurisdictions, to the extent such security interests may be perfected under the Uniform Commercial Code of the applicable jurisdiction and (c) a Security Interest that shall be perfected in all Collateral in which a security interest may be perfected upon the receipt and recording of security agreements pursuant to Section 3.02(b) with the United States Patent and Trademark Office and the United States Copyright Office, as applicable. The Security Interest is and shall be prior to any other Lien on any of the Collateral, other than Permitted Collateral Liens and any equivalent provision of each Additional Pari Passu Agreement.
     SECTION 3.04 Absence of Other Liens. The Collateral is owned by the Grantors free and clear of any Lien, except Permitted Collateral Liens and any equivalent provision of each Additional Pari Passu Agreement, as expressly permitted by the Notes Documents. Except for filings in respect of Permitted Collateral Liens and any equivalent provision of each Additional Pari Passu Agreement, each Grantor has not filed or consented to the filing of (a) any financing statement or analogous document under the UCC or any other applicable laws covering any Collateral, (b) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with the United States Patent and Trademark Office or the United States Copyright Office, or (c) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Permitted Collateral Liens.

     SECTION 3.05 Legal Name, Etc.
     (a) The exact legal name of each Grantor, as such name appears in its respective certificate of incorporation, certificate of formation or equivalent organizational document, is set forth in Schedule 3.05(a). Each Grantor is (i) the type of entity disclosed next to its name in Schedule 3.05 (a) and (ii) a registered organization except to the extent disclosed in Schedule 3.05(a). Also set forth in Schedule 3.05(a) is the organizational identification number, if any, of each Grantor that is a registered organization, the Federal Taxpayer Identification Number of each Grantor and the jurisdiction of formation of each Grantor.
     (b) Set forth in Schedule 3.05(b) hereto is a list of any other corporate or organizational names each Grantor has had in the past five years, together with the date of the relevant change.
     (c) Set forth in Schedule 3.05(c) is a list of all other names used by each Grantor, or any other business or organization to which each Grantor became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, on any filings with the Internal Revenue Service at any time during the past five years. Except as set forth in Schedule 3.05(c), no Grantor has changed its jurisdiction of organization at any time during the past four months.
     SECTION 3.06 Chief Executive Office. The chief executive office of each Grantor is located at the address set forth in Schedule 3.06 hereto.
     SECTION 3.07 Extraordinary Transactions. Except for those purchases, acquisitions and other transactions described in Schedule 3.07 attached hereto, all of the Collateral has been originated by each Grantor in the ordinary course of business or consists of goods which have been acquired by such Grantor in the ordinary course of business from a Person in the business of selling goods of that kind.
     SECTION 3.08 Instruments and Tangible Chattel Paper. Attached hereto as Schedule 3.08 is a true and correct list of all promissory notes, instruments (other than checks to be deposited in the ordinary course of business), tangible chattel paper, electronic chattel paper and other evidence of indebtedness held by each Grantor as of July 7, 2009, including all intercompany notes between or among any two or more Grantors or any of their Subsidiaries, stating if such instruments, chattel paper or other evidence of indebtedness is pledged under this Agreement.
     SECTION 3.09 Deposit Accounts. Attached hereto as Schedule 3.09 is a true and complete list of all Deposit Accounts maintained by each Grantor, including the name of each institution where each such account is held, the name of each such account, the name of each entity that holds each account and stating if such account is required to be subject to a control agreement pursuant to this Agreement and the reason for such account to be excluded from the control agreement requirement.
     SECTION 3.10 Intellectual Property. Attached hereto as Schedule 3.10(a) is a schedule setting forth all of each Grantor’s Patents, Patent Licenses, Trademarks and Trademark Li-

censes registered with the United States Patent and Trademark Office, and all other Patents, Patent Licenses, Trademarks and Trademark Licenses, including the name of the registered owner and the registration number of each Patent, Patent License, Trademark and Trademark License owned by each Grantor. Attached hereto as Schedule 3.10(b) is a schedule setting forth all of each Grantor’s United States Copyrights and Copyright Licenses, and all other Copyrights and Copyright Licenses, including the name of the registered owner and the registration number of each Copyright or Copyright License owned by each Grantor.
ARTICLE IV.
COVENANTS
     SECTION 4.01 Change of Name; Location of Collateral; Records; Place of Business.
     (a) Each Grantor agrees to provide Collateral Agent with twenty (20) days’ prior written notice with respect to any change (i) in its name, corporate structure or jurisdiction of organization, (ii) in the location of its chief executive office or (iii) in its organizational identification number. Each Grantor agrees not to effect or permit any change referred to in the preceding sentence unless all filings promptly are made under the UCC or otherwise that are required in order for Collateral Agent to continue at all times following such change to have a valid, legal and perfected Security Interest in all the Collateral with the same priority as prior to such change.
     (b) Concurrently with any delivery of financial statements under Section 4.3 of the Indenture, each Grantor agrees to provide the Collateral Agent with written notice with respect to (i) any change in the location of its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office of facility), (ii) if any material portion of the Collateral owned or held by such Grantor is damaged or destroyed, (iii) if any Inventory is in the possession or control of any of the Grantors’ agents, contractors or processors or any other third party, and (iv) any change in the location in the office where it keeps its records concerning the Accounts, and the offices where it keeps all originals of all chattel paper which evidence Accounts (including the establishment of any such new office or facility).
     (c) Each Grantor agrees to maintain, at its own cost and expense, such complete and accurate records with respect to the Collateral owned by it as is consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which such Grantor is engaged, but in any event to include complete accounting records indicating all payments and proceeds received with respect to Accounts, and at such time or times as Collateral Agent may reasonably request (but not more frequently than monthly unless an Event of Default has occurred or is continuing) and promptly to prepare and deliver to Collateral Agent a duly certified schedule or schedules in form and detail reasonably satisfactory to Collateral Agent showing the identity, amount and location (which, in the case of Vessels, may be approximate) of any and all Collateral.
     SECTION 4.02 Protection of Security. Each Grantor shall, at its own cost and expense, take any and all actions necessary to defend title to the Collateral against all Persons and to defend the Security Interest of Collateral Agent in the Collateral and the priority thereof against any Lien except Permitted Collateral Liens.
     SECTION 4.03 Maintenance of Collateral and Compliance with Laws.
     (a) Each Grantor shall keep and maintain at its own cost and consistent with its past practices satisfactory and complete records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Accounts Receivable.
     (b) Except as otherwise expressly permitted by this Agreement and the other Notes Documents, each Grantor agrees to keep and maintain all equipment material to the operation of its business in good operating condition, ordinary wear and tear excepted, and make or cause to be made all appropriate repairs, renewals and replacements thereof, to the extent such equipment is not obsolete and consistent with past practice of such Grantor, as quickly as practicable after the occurrence of any loss or damage thereto which are necessary or reasonably desirable to such end, except where the failure to do any of the foregoing would not result in a Material Adverse Effect.
     (c) Each Grantor shall comply in all material respects with all federal, state and local laws, rules, regulations and decrees applicable to the Collateral, provided that a Grantor may contest the validity or applicability thereof in good faith by proper proceedings so long as such contest will not have a Material Adverse Effect.
     (d) Each Grantor shall maintain and preserve each contract and agreement included within the Collateral if the failure to do so would have a Material Adverse Effect, and will not amend or modify any such material contract or agreement if the amendment or modification would materially impair the value of the interest or rights of the Grantor thereunder.
     (e) Until satisfaction in full of the Obligations: (i) at any time when an Event of Default has occurred and is continuing, each Grantor will perform any and all reasonable actions as necessary or as requested by Collateral Agent to enforce Collateral Agent’s security interest in the Inventory and all of Collateral Agent’s respective rights hereunder; (ii) at any time, if any Inventory (other than in-transit Inventory) is in the possession or control of any of the Grantors’ agents, contractors or processors or any other third party, upon if requested by Collateral Agent, each such Grantor will notify such agents, contractors or processors or third party of Collateral Agent’s security interest therein and use its commercially reasonable efforts to obtain their acknowledgment thereof and, upon request, instruct them to hold all such Inventory for Collateral Agent and such Grantor’s account, as their interests may appear, and subject to Collateral Agent’s instructions; (iii) at any time when an Event of Default has occurred and is continuing, Collateral Agent shall have the right but not the obligation to hold all Inventory subject to the Security Interest granted hereunder; and (iv) at any time when an Event of Default has occurred and is continuing, Collateral Agent shall have the right to take possession of the Inventory or any part thereof and to maintain such possession on such Grantor’s premises or to remove any or all of the Inventory to such other place or places as Collateral Agent desires in its sole discretion. If Collateral Agent exercises its right to take possession of the Inventory, such Grantor, upon Collateral Agent’s demand, will assemble the Inventory and make it available to Collateral Agent at such Grantor’s premises at which it is located.

     (f) Each Grantor shall keep its place of business or chief executive office and the offices where it keeps its records concerning the Accounts, and the offices where it keeps all originals of all chattel paper which evidence Accounts, at the location or locations therefor specified in Schedule 4.03(f) hereto or at such other locations in a jurisdiction where all actions required by Sections 4.01(b) and 4.04(b) shall have been taken with respect to the Accounts. Each Grantor will hold and preserve such records and chattel paper and will permit representatives of Collateral Agent, at any time during normal business hours and upon reasonable prior written notice, to inspect and make abstracts from such records and chattel paper in accordance with Section 4.05 of this Agreement.
     (g) Except as otherwise provided in this subsection (g), each Grantor shall continue to collect in accordance with its customary practice, at its own expense, all amounts due or to become due to such Grantor under the Accounts and, unless an Event of Default has occurred and is continuing, such Grantor shall have the right to adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any Account Debtor or obligor thereof, or allow any credit or discount thereon, all in accordance with its customary practices. In connection with such collections, the Grantors may, upon the occurrence and during the continuation of an Event of Default, take (and at the direction of Collateral Agent shall take) such action as the Grantors or Collateral Agent may reasonably deem necessary or advisable to enforce collection of the Accounts; provided, that upon written notice by Collateral Agent to any Grantor, following the occurrence and during the continuation of an Event of Default, of its intention so to do, Collateral Agent shall have the right to notify the Account Debtors or obligors under any Accounts of the assignment of such Accounts to Collateral Agent and to direct such Account Debtors or obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to Collateral Agent and, upon such notification and at the expense of such Grantor, to enforce collection of any such Accounts, and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. After receipt by such Grantor of the notice referred to in the proviso to the preceding sentence, and unless and until such notice is rescinded by Collateral Agent by written notice to such Grantor, (i) all amounts and proceeds (including instruments) received by such Grantor in respect of the Accounts shall be received in trust for the benefit of Collateral Agent hereunder, shall be segregated from other funds of the Grantors and shall be forthwith paid over to Collateral Agent in the same form as so received (with any necessary endorsement) to be held as cash collateral and either (A) promptly released to the Grantors if such Event of Default shall have been cured or waived or (B) if such Event of Default shall be continuing, applied as provided in Section 6.02 hereof, and (ii) the Grantors shall not adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any Account Debtor or obligor thereof, or allow any credit or discount thereon.
     (h) Each Grantor shall keep the Equipment and Inventory (other than any that is sold or otherwise disposed of as permitted by any other Notes Document) at such locations in a jurisdiction where all action required by Sections 4.04(b) hereof shall have been taken to assure the continuation of the perfection of the respective security interest of the Collateral Agent (for its benefit and the ratable benefit of the Secured Parties) with respect to the Equipment and Inventory.

     SECTION 4.04 Additional Deliveries and Further Assurances.
     (a) Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as necessary or as Collateral Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be immediately pledged and promptly delivered to Collateral Agent, duly endorsed in a manner satisfactory to Collateral Agent, to the extent required by the Pledge Agreement. Each Grantor agrees that it will use its best efforts to take such action as shall be necessary in order that all representations and warranties hereunder shall be true and correct with respect to such Collateral within 30 days after the date it has been notified by Collateral Agent of the specific identification of such Collateral.
     (b) Each Grantor agrees that, in the event any Grantor takes any action to grant or perfect a Lien in favor of the Revolving Collateral Agent in any assets (other than the delivery of possessory Collateral or the grant of Control over any Collateral to the Control Agent, but including actions to perfect security interests under the laws of foreign jurisdictions), such Grantor shall also take such action to grant or perfect a Lien in favor of the Collateral Agent to secure the Obligations without request of the Collateral Agent.
     SECTION 4.05 Inspection and Verification. Collateral Agent and such Persons as Collateral Agent may reasonably designate shall have the right, at the Grantors’ own cost and expense, following the occurrence and during the continuance of an Event of Default, to contact Account Debtors or any third Person possessing such Collateral for the purpose of verifying Accounts. Collateral Agent and each designee shall maintain the confidentiality of any information it gains from such inspection or verification except that information may be disclosed (a) to the Secured Parties, their Affiliates, and their directors, officers, employees and agents, including accountants, legal counsel and other advisors who need to know such information (it being understood that the Person to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable law and regulations or by any subpoena or similar legal process (in any which event Collateral Agent shall promptly notify the Grantors to the extent not otherwise prohibited by applicable law or regulations and to the extent practicable, it being understood that the Grantors shall have the right to attempt to prevent such disclosure or to preserve the confidentiality thereof), (d) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (e) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or participant in, or any prospective assignee of or participant in, any of the Obligations, (f) with the prior written consent of the Grantors or (g) to the extent such information (i) becomes publicly available other than as a result of a breach of this Section or (ii) was available to Collateral Agent or any Secured Party on a nonconfidential basis prior to its disclosure to Collateral Agent or any Secured Party or be-

comes available to Collateral Agent or any Secured Party on a nonconfidential basis from a source not known by Collateral Agent or Secured Party to be under an obligation of confidentiality with respect thereto.
     SECTION 4.06 Taxes; Encumbrances. The Grantors shall pay and discharge all taxes, assessments, charges, fees or Liens at any time levied or placed on the Collateral or payable in respect of the Collateral, except (a) Permitted Collateral Liens and any equivalent provision of each Additional Pari Passu Agreement, and (b) taxes, assessments, charges or fees levied against the Collateral where (i) the validity or amount thereof is being contested in good faith by proper proceedings, (ii) the Grantors have set aside on their books adequate reserves therefor in accordance with generally accepted accounting principles, and (iii) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect. At its option and after prior written notice to the applicable Grantor, Collateral Agent may discharge all such Liens and all such taxes, assessments, charges or fees not being contested in accordance with the preceding sentence, and may pay for the maintenance and preservation of the Collateral, in each case to the extent any Grantor fails to do so as required by this Agreement or any other Notes Document, and each Grantor jointly and severally agrees to reimburse Collateral Agent on demand for any payment made or any expense incurred by it pursuant to the foregoing authorization; provided, however, that nothing in this Section 4.06 shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees or Liens and maintenance as set forth herein or in the other Notes Documents.
     SECTION 4.07 Assignment of Security Interest. If at any time any Grantor shall take a security interest in any property of an Account Debtor or any other Person to secure payment and performance of an Account, such Grantor shall promptly assign such security interest, to Collateral Agent. Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other Person granting the security interest.
     SECTION 4.08 Continuing Obligations of the Grantors. Each Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless Collateral Agent and the Secured Parties from and against any and all liability for such performance in accordance with Section 7.04 of this Agreement.
     SECTION 4.09 Use and Disposition of Collateral. None of the Grantors shall make or permit to be made an assignment, pledge or hypothecation of the Collateral or shall grant any other Lien in respect of the Collateral, except as expressly permitted by the Notes Documents. None of the Grantors shall make or permit to be made any transfer of the Collateral and each Grantor shall remain at all times in possession of the Collateral owned by it, except that (a) Inventory may be sold in the ordinary course of business consistent with past practice and (b) Grantors may dispose of Collateral to the extent permitted by the Indenture and each Pari Passu Agreement. Without limiting the generality of the foregoing, each Grantor agrees that it will promptly notify Collateral Agent in the event any warehouseman, bailee, agent or processor issues to a Grantor a negotiable warehouse receipt or other negotiable document with respect to Inventory having an aggregate value in excess of $250,000 and will use its best efforts to cause Collateral Agent to have perfected Liens therein.
     SECTION 4.10 Insurance.
     (a) Each Grantor and each Subsidiary shall keep its insurable properties adequately insured at all times by financially sound and reputable insurers (including navigating risk and marine hull and machinery insurance and full form marine protection and indemnity insurance providing for aggregate annual deductible amounts for all Grantors as are then consistent with or customary for (or not in excess of) companies in the same or similar business operating in the same or similar locations); maintain such other insurance, to such extent and against such risks, including fire and other risks insured against, except flood insurance which is discussed in clause (c) below, by extended coverage, in each case as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it; and maintain such other insurance as may be required by law.
     (b) Each Grantor and each Subsidiary shall cause all such policies to be endorsed or otherwise amended to include a “standard” or “New York” lender’s loss payable endorsement, cause all such policies to provide that neither the Grantors , the Collateral Agent, nor any other party shall be a coinsurer thereunder; cause all such policies to contain such other provisions as the Collateral Agent may reasonably require from time to time to protect the interest of the Collateral Agent; cause all such policies relating to owned Vessels to include insurance in respect of each Vessel in an aggregate amount equal to the then fair market value or the book value of such Vessel, and such other provisions as the Collateral Agent may reasonably require from time to time to protect its interests; deliver to the Collateral Agent (A) a detailed report signed by independent marine insurance brokers reasonably acceptable to the Agent describing the insurance policies then carried and maintained by the Grantors and each Subsidiary (including the names of the underwriters, the types of risks covered by such policies, the amount insured thereunder and the expiration date thereof) and stating that such insurance is, to such insurance broker’s knowledge, comparable to that carried by other experienced and responsible companies in the same or similar businesses operating in the same or similar locations and (B) a copy of such policies in a form reasonably acceptable to the Collateral Agent; cause each such policy to provide that it shall not be canceled, modified or not renewed (i) by reason of nonpayment of premium upon not less than 10 days’ prior written notice thereof by the insurer to the Collateral Agent (giving the Collateral Agent and the Trustee the right to cure defaults in the payment of premiums) or (ii) for any other reason upon not less than 30 days’ prior written notice thereof by the insurer to the Collateral Agent; deliver to the Collateral Agent, prior to the cancellation, modification or nonrenewal of any such policy of insurance, a detailed report signed by independent marine insurance brokers describing such renewal or replacement policy (including the names of the underwriters, the types of risks covered by such policies, the amount insured thereunder and the expiration date thereof) together with evidence satisfactory to the Collateral Agent of payment of the premium therefor.

     (c) Notwithstanding any other provision of this Section, the Collateral Agent shall agree that the flood insurance currently in effect is satisfactory and shall not require the Grantors to acquire any additional flood insurance absent a material change in the nature of the Mortgaged Properties, taken as a whole, or if required by any regulation to which any Noteholder is subject.
     (d) With respect to any Mortgaged Property, each Grantor and each Subsidiary shall carry and maintain comprehensive general liability insurance including the “broad form CGL endorsement” and coverage on an occurrence basis against claims made for personal injury (including bodily injury, death and property damage) and umbrella liability insurance against any and all claims, in no event for a combined single limit of less than $25,000,000, naming the Collateral Agent as additional insureds, on forms satisfactory to the Collateral Agent.
     (e) Each Grantor and each Subsidiary shall notify the Collateral Agent immediately whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under Section 4.10 of the Indenture is taken out by any Grantor; and promptly deliver to the Collateral Agent a duplicate original copy of such policy or policies.
     (f) Without limiting the generality of the foregoing, keep the owned Vessels insured in accordance with the insurance requirements of the Fleet Mortgages.
     SECTION 4.11 Legend. Upon the request of Collateral Agent following the occurrence and during the continuance of an Event of Default, each Grantor shall legend, in form and manner satisfactory to Collateral Agent, its Accounts and any invoices evidencing or pertaining thereto with an appropriate reference to the fact that such Accounts have been assigned to Collateral Agent for the benefit of the Secured Parties and that Collateral Agent has a security interest therein.
     SECTION 4.12 Covenants Regarding Accounts.
     (a) Subject to the terms of the Intercreditor Agreement, the Collateral Agent may at all times when an Event of Default exists hereunder, settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which Collateral Agent or the Required Secured Parties, as applicable, shall consider advisable and, in all cases, Collateral Agent will credit such Grantor’s Loan Account with the net amounts received by Collateral Agent in payment of any Accounts.
     (b) In the event any Account Debtor returns Inventory to such Grantor when an Event of Default exists, such Grantor, upon the request of Collateral Agent, shall: (i) hold the returned Inventory in trust for Collateral Agent; (ii) segregate all returned Inventory from all of its other property; (iii) dispose of the returned Inventory solely according to Collateral Agent’s written instructions; and (iv) not issue any credits or allowances with respect thereto without Collateral Agent’s prior written consent. All returned Inventory shall be subject to Collateral Agent’s Liens thereon.
     SECTION 4.13 Covenants Regarding Collection Of Accounts; Payments. As of the date hereof, no Grantor has any Deposit Accounts other than the accounts listed in Schedule 3.09. The Collateral Agent has a security interest in each such Deposit Account, which security interest is perfected by Control. No Grantor shall hereafter establish and maintain any Deposit Account unless such bank and such Grantor shall have duly executed and delivered to the Collateral Agent an agreement establishing the Collateral Agent’s Control with respect to such Deposit Account. The Collateral Agent agrees with each Grantor that the Collateral Agent shall not give any instructions directing the disposition of funds from time to time credited to any Deposit Account or withhold any withdrawal rights from such Grantor with respect to funds from time to time credited to any Deposit Account unless an Event of Default has occurred and is continuing. Each Grantor agrees that once the Collateral Agent sends an instruction or notice to a bank exercising its Control over any Deposit Account such Grantor shall not give any instructions or orders with respect to such Deposit Account including, without limitation, instructions for distribution or transfer of any funds in such Deposit Account. No Grantor shall grant Control of any Deposit Account to any Person other than the Collateral Agent or Revolving Collateral Agent. The Collateral Agent or Collateral Agent’s designee may, at any time after the occurrence and during the continuance of an Event of Default, notify Account Debtors that the Accounts have been assigned to Collateral Agent and of Collateral Agent’s security interest therein, and may collect them directly and charge the collection costs and expenses to the applicable Grantor. So long as an Event of Default has occurred and is continuing, each Grantor, at Collateral Agent’s request, shall execute and deliver to Collateral Agent such documents as Collateral Agent shall require to grant Collateral Agent access to any post office box in which collections of Accounts are received. Notwithstanding any of the foregoing, the requirements of this Section 4.13 to grant the Collateral Agent Control over any Deposit Account shall be deemed satisfied if the Revolving Collateral Agent, acting pursuant to the Intercreditor Agreement on behalf of the Collateral Agent and the other Secured Parties, has a first priority security interest in such Deposit Account, which security interest is perfected by Control. Notwithstanding any provision to the contrary in this Agreement the requirements of this Section 4.13 to grant the Collateral Agent Control over any Deposit Account shall not be required with respect to (i) any petty cash Deposit Account which (x) from the Closing Date to July 7, 2013, shall not at any time have amounts on deposit in excess of $50,000 individually and $500,000 in the aggregate for all such petty cash Deposit Accounts and (y) thereafter, shall not at any time have amounts on deposit in excess of $100,000 individually and $1,000,000 in the aggregate for all such petty cash Deposit Accounts and (ii) Deposit Accounts of any Grantor that are exclusively for the purpose of payroll or employee benefits.
     SECTION 4.14 Covenants Regarding Inventory Collateral; Perpetual Inventory Collateral.
     (a) Each Grantor represents and warrants to Collateral Agent and the Lenders and agrees with Collateral Agent and the Lenders that all of the Inventory owned by such Grantor is and will be held for sale or lease, or to be furnished in connection with the rendition of services, in the ordinary course of such Grantor’s business, and is and will be fit for such purposes. Each Grantor will keep its Inventory in good and marketable condition, except for damaged or defective goods arising in the ordinary course of such Grantor’s business. Each Grantor will not, except in the ordinary course of business, acquire or accept any Inventory on consignment or approval. Each Grantor agrees that all Inventory produced by such Grantor in the United States of America will be produced in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations, and orders thereunder. Each Grantor will maintain a perpetual inventory reporting system at all times.
     (b) After the occurrence and during the continuance of an Event of Default, in connection with all Inventory financed by Letters of Credit, each Grantor will, after the Senior Discharge Date, if requested by the Collateral Agent instruct all suppliers, carriers, forwarders, customs brokers, warehouses or others receiving or holding cash, checks, Inventory, Documents or Instruments in which Collateral Agent holds a security interest to deliver them to Collateral Agent and/or subject to Collateral Agent’s order, and if they shall come into such Grantor’s possession, to deliver them, upon request, to Collateral Agent in their original form. After the occurrence and during the continuance of an Event of Default, each Grantor shall also, at Collateral Agent’s request, designate Collateral Agent as the consignee on all bills of lading and other negotiable and non-negotiable documents.
     SECTION 4.15 Covenants Regarding Documents, Instruments, and Chattel Paper. Each Grantor represents and warrants to Collateral Agent and the Lenders that (a) all documents, instruments, and chattel paper describing, evidencing, or constituting Collateral, (b) all goods evidenced by such documents, instruments, letter-of-credit rights and chattel paper are and will be owned by the Grantor, free and clear of all Liens other than Permitted Liens and any equivalent provision of each Additional Pari Passu Agreement and (c) if requested by the Collateral Agent, each Instrument and each item of Tangible Chattel Paper has been properly endorsed, assigned and delivered to the Collateral Agent, accompanied by instruments of transfer or assignment duly executed in blank. If any Grantor retains possession of any chattel paper or instruments constituting Collateral at Collateral Agent’s request, such chattel paper and instruments shall be marked with the following legend: “This writing and the obligations evidenced or served hereby are subject to the security interest of The Bank of New York Mellon Trust Company, N.A., as Agent, for the benefit of Agent and certain Secured Parties.”
     SECTION 4.16 Covenants Regarding Patent, Trademark and Copyright Collateral.
     (a) Each Grantor agrees that it will not, nor will it permit any of its licensees to, knowingly do any act, or omit to do any act, whereby any Patent which is material to the conduct of such Grantor’s business may become invalidated or dedicated to the public, and agrees that, consistent with its past practices, it shall continue to mark any products covered by a Patent with the relevant patent number as necessary and sufficient to establish and preserve its maximum rights under applicable patent laws.
     (b) Each Grantor (either itself or through its licensees or its sublicensees) will, for each Trademark material to the conduct of such Grantor’s business, (i) maintain such Trademark in full force free from any claim of abandonment or invalidity for non-use, (ii) maintain the quality standard of products and services offered under such Trademark, (iii) as applicable, display such Trademark with notice of Federal or foreign registration to the extent necessary and sufficient to establish and preserve its maximum rights under applicable law, and (iv) not use or knowingly permit the use of such Trademark in violation of any third party rights, in each case in a manner reasonably consistent with its past practices.

     (c) Each Grantor (either itself or through licensees) will, for each work covered by a material Copyright, continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice as necessary and sufficient to establish and preserve its maximum rights under applicable copyright laws in a manner reasonably consistent with its past practices.
     (d) No Grantor will knowingly do any act, or omit to do any act, whereby any Patent, Trademark or Copyright that is material to the conduct of such Grantor’s business may become abandoned, lost or dedicated to the public. Each Grantor shall notify the Collateral Agent promptly (but in any event within 10 days) if it knows or has reason to know that any Patent, Trademark or Copyright material to the conduct of its business may become abandoned, lost or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, United States Copyright Office or any court or similar office of any country) regarding such Grantor’s ownership of any Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same.
     (e) In the event any Grantor, either itself or through any agent, employee, licensee or designee, files an application for any Patent, Trademark or Copyright (or for the registration of any Trademark or Copyright) with the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States, at the end of each fiscal quarter, such Grantor shall promptly inform the Collateral Agent of such filing, and such Grantor shall execute, deliver and file with the United States Patent and Trademark Office or United States Copyright Office, as applicable, a Trademark Security Agreement, a Patent Security Agreement or a Copyright Security Agreement, as applicable, and any other documents and papers as necessary or as the Collateral Agent may reasonably request to evidence and perfect the Collateral Agent’s Security Interest in such Patent, Trademark or Copyright, and each Grantor hereby appoints the Collateral Agent as its attorneys-in-fact to execute and file such writings for the foregoing purposes, all acts of such attorneys being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable.
     (f) Each Grantor will take all reasonably necessary steps that are consistent with the applicable practice in any proceeding before any relevant office or agency, such as the United States Patent and Trademark Office, the United States Copyright Office or any office or agency in any political subdivision of the United States or in any foreign country, to maintain and pursue each application relating to the Patents, Trademarks and/or Copyrights that is material to the conduct of any Grantor’s business (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registration of the Trademarks and Copyrights that is material to the conduct of any Grantor’s business, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees and, if consistent with good business judgment, to initiate opposition, interference and cancellation proceedings against third parties.
     (g) In the event that any Grantor has reason to believe that any Collateral consisting of a Patent, Trademark or Copyright material to the conduct of any Grantor’s business has been or is about to be infringed, misappropriated or diluted by a third party, such Grantor promptly shall notify the Collateral Agent and shall, if consistent with good business judgment, promptly take appropriate action to end such infringement, misappropriation or dilution, and take such other action as is appropriate under the circumstances to protect such Collateral.
     (h) Upon and during the continuance of an Event of Default, each Grantor shall use its best efforts to obtain all requisite consents or approvals from the licensor of each Copyright License, Patent License or Trademark License that is material to the conduct of any Grantor’s business to effect the assignment of all of such Grantor’s right, title and interest thereunder to the Collateral Agent or its designee.
     (i) Each Grantor will perform all acts and execute and deliver all further instruments and documents, including, without limitation, conditional assignments for security in form suitable for filing with the United States Patent and Trademark Office, and the United States Copyright Office, respectively, as may be reasonably requested by Collateral Agent at any time to evidence, perfect, maintain, record and enforce the Collateral Agent’s interests in all material Trademarks, Patents and Copyrights or otherwise in furtherance of the provisions of this Agreement, and each Grantor hereby authorizes the Collateral Agent to execute and file one or more accurate financing statements (and similar documents) or copies thereof or of this Security Agreement with respect to material Patents, Trademarks and Copyrights signed only by the Collateral Agent.
     (j) Each Grantor will, upon acquiring knowledge of any use by any Person of any term or design reasonably likely to cause confusion with any material Trademark, promptly notify the Collateral Agent of such use, and if requested by Collateral Agent at such Grantor’s expense, take such action as advisable or as Collateral Agent, in its reasonable discretion, may deem advisable for the protection of the Collateral Agent’s interests in and to the Trademarks; provided that the foregoing in this clause (j) shall not prohibit any Grantor from taking such action as such Grantor, in its reasonable discretion, may independently deem advisable for the protection of its and the Collateral Agent’s interests in and to the Trademarks prior to any such request by Collateral Agent.
     SECTION 4.17 Covenant Regarding Commercial Tort Claims. As of the date hereof, each Grantor hereby represents and warrants that it holds no Commercial Tort Claims other than those listed in Schedule 4.17 hereto. If any Grantor shall at any time hold or acquire a Commercial Tort Claim, such Grantor shall promptly (but in any event within 10 days) notify the Collateral Agent in writing signed by such Grantor of the brief details thereof and grant to the Collateral Agent in such writing a security interest therein and in the Proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Collateral Agent. The requirement in the preceding sentence shall not apply to the extent that the amount of such Commercial Tort Claim, together with the amount of all other Commercial Tort Claims held by any Grantor in which the Collateral Agent does not have a security interest, does not exceed $1,000,000 in the aggregate for all Grantors.

ARTICLE V.
POWER OF ATTORNEY
     Each Grantor irrevocably makes, constitutes and appoints Collateral Agent (and all officers, employees or agents designated by Collateral Agent) as such Grantor’s true and lawful agent and attorney-in-fact (which appointments shall be irrevocable and coupled with an interest subject to the terms of this Agreement), and in such capacity Collateral Agent shall have the right but not the obligation, with power of substitution for each Grantor and in each Grantor’s name or otherwise, for the use and benefit of Collateral Agent and the relevant Secured Parties, upon the occurrence and during the continuance of an Event of Default, to take any action and to execute any instrument Collateral Agent may reasonably deem advisable to accomplish the purposes of this Agreement, including, without limitation, (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (d) to send verifications of Accounts to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction, or to take any other action which Collateral Agent may deem necessary or desirable to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to notify, or to require any Grantor to notify Account Debtors to make payment directly to Collateral Agent; and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things reasonably necessary to carry out the purposes of this Agreement, as fully and completely as though Collateral Agent were the absolute owner of the Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating Collateral Agent or any Secured Party to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by Collateral Agent or any Secured Party, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the monies due or to become due in respect thereof or any property covered thereby, and no action taken or omitted to be taken by Collateral Agent or any Secured Party with respect to the Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of any Grantor or to any claim or action against Collateral Agent or any Secured Party. It is understood and agreed that the appointment of Collateral Agent as the agent and attorney-in-fact of the Grantors for the purposes set forth above is coupled with an interest and is irrevocable subject to the terms of this Agreement. The provisions of this Article shall in no event relieve any Grantor of any of its obligations hereunder or under any other Notes Document with respect to the Collateral or any part thereof or impose any obligation on Collateral Agent or any Secured Party to proceed in any particular manner with respect to the Collateral or any part thereof, or in any way limit the exercise by Collateral Agent or any Secured Party of any other or further right which they may have on the date of this Agreement or hereafter, whether hereunder, under any other Notes Document, by law or otherwise.

ARTICLE VI.
REMEDIES
     SECTION 6.01 Remedies Upon Default.
     (a) Upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver or make available each item of Collateral to Collateral Agent on demand, at the Collateral item’s then current location or, to the extent possible, at an alternate location reasonably convenient to the applicable Grantor and Collateral Agent, and it is agreed that Collateral Agent shall have the right but not the obligation to take any or all of the following actions at the same or different times: (i) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of Collateral Agent forthwith, assemble all or part of the Collateral as directed by Collateral Agent and make it available to Collateral Agent at a place to be designated by Collateral Agent which is reasonably convenient to both parties, (ii) with respect to any Collateral consisting of Intellectual Property, on demand, to (A) cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Collateral by the applicable Grantors to the Collateral Agent, or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any such Collateral on such terms and conditions and in such manner as the Collateral Agent shall determine, (B) instruct the Grantors not to make any further use of the Patents, Copyrights or Trademarks or any mark similar thereto for any purpose to the extent that such use would be inconsistent with the exercise by the Collateral Agent of any other remedies under this Section 6.01, (C) in the event of any license, assignment, sale or other disposition of the Collateral, or any of it, commenced in accordance with this Section 6.01, require each Grantor to supply to the Collateral Agent or its designee its know-how and expertise relating to the Trademarks, Patents or Copyrights, and records relating to the Trademarks, Patents or Copyrights, and (D) at any time, pursuant to the authority granted in Article V hereof, execute and deliver on behalf of the Grantors one or more instruments of assignment of any of the Trademarks, Patents or Copyrights (or any application of registration thereof), in form suitable for filing, recording or registration in any country in order to implement the assignment, sale or other disposal of any of the Trademarks, Patents or Copyrights; (iii) without assuming any obligations or liability thereunder, enforce (it being understood that the Collateral Agent shall have the exclusive right to so enforce) all rights and remedies of the Grantors against any licensee or sublicensee in, to and under any license agreements with respect to the Collateral, and take or refrain from taking any action under any thereof, and each of the Grantors hereby releases the Collateral Agent from, and agrees to hold the Collateral Agent free and harmless from and against any claims arising out of, any action taken or omitted to be taken with respect to any such license agreement except claims involving gross negligence, willful misconduct or bad faith of the Collateral Agent; and (iv) with or without legal process and with or without prior notice or demand for performance, to take possession of the Collateral and without liability for trespass to enter any premises owned by a Grantor where the Collateral may be located for the purpose of taking possession of or removing the Collateral and, generally, to exercise any and all rights afforded to a secured party under the UCC or other applicable law; provided that, except as otherwise expressly provided in the Indenture or the other Notes Documents, the Collateral Agent shall exercise, or refrain from exercising, any remedies provided for herein, in accordance with the instructions of the Required Secured Parties.

     (b) Without limiting the generality of the foregoing, each Grantor agrees that Collateral Agent shall have the right but not the obligation , subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral, at public or private sale or at any broker’s board, on any securities exchange or in the over-the-counter market, for cash, upon credit or for future delivery as Collateral Agent shall deem appropriate. Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the fullest extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.
     (c) Each Grantor agrees that, to the extent notice of any such sale shall be required by law, at least ten (10) days’ notice to the applicable Grantor of Collateral Agent’s intention to make any sale of Collateral shall constitute reasonable notification. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as Collateral Agent may (in its sole and absolute discretion) determine. Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Section, any Secured Party may bid for or purchase, free from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the fullest extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any Obligation then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after Collateral Agent shall have entered into such an agreement, all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, Collateral Agent may proceed by a suit or suits at law or in equity to foreclose on this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale shall be deemed to have been made at a commercially reasonable price.
     (d) The foregoing rights and remedies are in addition to and not in limitation of the rights and remedies under the Indenture and each Additional Pari Passu Agreement. In the event that any term or provision of this Section 6.01 is in conflict with any term or provision of the Indenture, the term or provision of the Indenture shall control.
     SECTION 6.02 Application of Proceeds. (a) Subject to the provisions of the Intercreditor Agreement, any proceeds received by the Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral, Mortgaged Properties and Vessels shall be applied, together with any other sums then held by the Collateral Agent pursuant to this Agreement, as follows:
     First, to payment of that portion of the Obligations constituting fees, indemnities, expenses, taxes and other amounts (including fees, charges and disbursements of counsel to the Collateral Agent) payable to the Collateral Agent in its capacity as such;
     Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts payable to the Secured Parties (without priority of any one over any other) in proportion to the unpaid amounts of Secured Obligations with such proceeds applied (i) as among the Collateral Agent, Trustee and Noteholders, as set forth in the Indenture and (ii) as among each Additional Pari Passu Agent and the holders of the Permitted Additional Pari Passu Obligations, as set forth in the applicable Additional Pari Passu Agreement; and
     Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Issuer or as otherwise required by Law.
     (b) In making the determination and allocations required by this Section 6.02, the Collateral Agent may conclusively rely upon information supplied by (i) the Trustee as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the Note Obligations and (ii) the applicable Additional Pari Passu Agent as to the amounts of unpaid principal and interest and other amounts outstanding with respect to such Permitted Additional Pari Passu Obligations and the Collateral Agent shall have no liability to any of the Secured Parties for actions taken in reliance on such information; provided that nothing in this sentence shall prevent any Grantor from contesting any amounts claimed by any Secured Party in any information so supplied. All distributions made by the Collateral Agent pursuant to this Section 6.02 shall be (subject to any decree of any court of competent jurisdiction) final (absent manifest error), and the Collateral Agent shall have no duty to inquire as to the application by an Additional Pari Passu Agent of any amounts distributed to such Person.

     (c) If, despite the provisions of this Agreement, any Secured Party shall receive any payment or other recovery in excess of its portion of payments on account of the Obligations to which it is then entitled in accordance with this Agreement, such Secured Party shall hold such payment or other recovery in trust for the benefit of all Secured Parties hereunder for distribution in accordance with this Section 6.02.
     SECTION 6.03 Grant of License to Use Intellectual Property. Subject to the provisions of the Intercreditor Agreement, for the purpose of enabling Collateral Agent to exercise rights and remedies under this Article at such time as Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to Collateral Agent an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to the Grantors) to use, license or sub-license Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license by Collateral Agent shall be exercised, at the option of Collateral Agent for the purpose of enabling Collateral Agent to exercise rights and remedies under this Article at such time as Collateral Agent shall be lawfully entitled to exercise such rights and remedies; provided that any license, sub-license or other transaction entered into by Collateral Agent in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of the applicable Event of Default.
ARTICLE VII.
MISCELLANEOUS
     SECTION 7.01 Security Interest Absolute. All rights of Collateral Agent hereunder, the Security Interest and all obligations of the Grantors hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of any Notes Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment to or waiver of or any consent to any departure from any Notes Document, or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Obligations or this Agreement.
     SECTION 7.02 Notices. Notices and other communications provided for herein shall, if to any Grantor, the Collateral Agent, the Trustee or any Noteholder, be in the manner and at the addresses set forth in, and otherwise in accordance with, Section 13.2 of the Indenture (whether or not then in effect) and if to any Additional Pari Passu Agent or holders of any Permitted Additional Pari Passu Obligation, to the address specified in the applicable Additional Pari Passu Joinder Agreement. If any notification of intended disposition of any of the Collateral or of any other act by Collateral Agent is required by law and a specific time period is not stated

therein or herein, such notification given at least ten (10) days before such disposition or act shall be deemed reasonably and properly given.
     SECTION 7.03 Waivers; Amendment. No amendment or waiver of any provision of this Agreement or any other Notes Document, and no consent with respect to any departure by any Grantor therefrom, shall be effective unless such amendment, modification, or consent is in writing, signed by the Agent and the Grantors and by each other Additional Pari Passu Agent to the extent required by (and in accordance with) each Additional Pari Passu Agreement subject to any consent requirements of the Indenture or any other Additional Pari Passu Agreement, and then any such amendment, waiver, or consent shall be effective only in the specific instance and for the specific purpose for which given.
     SECTION 7.04 Collateral Agent’s Fees and Expenses; Indemnification.
     (a) Each Grantor jointly and severally agrees to pay upon demand to Collateral Agent the amount of any and all reasonable out-of-pocket expenses, disbursements and other charges of their counsel (including, without limitation, local and special counsel) and of any experts or agents, which Collateral Agent may incur in connection with (i) the administration of this Agreement and the other Collateral Documents, (ii) the custody or preservation of, or the sale of, collection from or other realization upon any of the Collateral or Mortgaged Property, (iii) the exercise, enforcement or protection of any of the rights of Collateral Agent hereunder, or (iv) the failure of any Grantor to perform or observe any of the provisions hereof.
     (b) Without limitation of its indemnification obligations under the other Notes Documents, each Grantor jointly and severally agrees to indemnify Collateral Agent, the Secured Parties and their Indemnitees against, and hold each of them harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable fees, disbursements and other charges of counsel, incurred by or asserted against any of them arising out of, in any way connected with, or as a result of, the execution, delivery or performance of this Agreement or the other Collateral Documents or any claim, litigation, investigation or proceeding relating hereto or to the Collateral or the Mortgaged Properties, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any such Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have been caused by the gross negligence or willful misconduct of such Indemnitee. The benefits of this section shall survive the termination of this Agreement
     (c) Except as otherwise provided in Section 7.13, any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Collateral Documents. The provisions of this Section shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Notes Document, the consummation of the transactions contemplated thereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Notes Document or any investigation made by or on behalf of Collateral Agent or any Secured Party. All amounts due under this Section shall be payable on written demand therefor given in accordance with Section 7.02 hereof.

     (d) Beyond the exercise of reasonable care in the custody thereof, the Collateral Agent shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Collateral Agent shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Agent in good faith. The Collateral Agent shall act pursuant to the instructions of the Trustee or the Required Secured Parties; provided that the Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Collateral Document (i) if such action would, in the reasonable opinion of the Collateral Agent (which may be based on the opinion of legal counsel), be contrary to applicable law or any of the Collateral Documents, (ii) if such action is not specifically provided for in this Agreement or any other Collateral Document, (iii) if, in connection with the taking of any such action hereunder or under any of the Collateral Documents that would constitute an exercise of remedies hereunder or under any of the Collateral Documents it shall not first be indemnified to its satisfaction against any and all risk of nonpayment, liability and expense that may be incurred by it, its agents or its counsel by reason of taking or continuing to take any such action, or (iv) if, notwithstanding anything to the contrary contained in this Agreement or any other Collateral Document, in connection with the taking of any such action that would constitute a payment due under any agreement or document, it shall not first have received from the Noteholders or the Grantors funds equal to the amount payable.
     (e) The Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence, bad faith or willful misconduct on the part of the Collateral Agent, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Company to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.
     (f) Notwithstanding anything in this Agreement to the contrary and for the avoidance of doubt, the Collateral Agent shall have no duty to act outside of the United States in respect of any Collateral located in the jurisdiction other than the United States (“Foreign Collateral”) but shall at the specific request of the Required Secured Parties appoint a Person or Persons selected by the Required Secured Parties to act on behalf of the Noteholders with respect to such Foreign Collateral. Such qualified Person or Persons and the Collateral Agent shall, provided the same are reasonably acceptable to the Collateral Agent, enter into a collateral assignment pledge agreement, mortgage, enforcing document or other security agreement to enforce rights with respect to Foreign Collateral and such Person or Persons shall exercise the rights and remedies of the Collateral Agent and the Noteholders in the Foreign Collateral for their respective benefit.

The duties and responsibilities of the Collateral Agent with respect to any Person or Persons and any Collateral are limited to those set forth in this Section.
     (g) Both before and after an Event of Default, the Collateral Agent shall have no duty to supervise or monitor such Persons or each Person’s performance, and shall have no liability for any acts or omissions of such Persons; provided that if such Persons either resign or are removed, the Collateral Agent may replace such Person with a successor Person selected by the Required Secured Parties. The Collateral Agent shall give to such Persons such instructions to ensure that the Liens remain effective under the Transaction Documents as the Controlling Party may request in writing or, if an Event of Default has occurred, as shall be either stated to be necessary by the Required Secured Parties or in the Opinions of Counsel furnished pursuant to the Security Agreement or the Indenture. The Collateral Agent shall give notice to such Persons of any Event of Default of which a Responsible Officer has actual knowledge. The Collateral Agent may, but has no obligation to, request information from such Persons with respect to realization on Foreign Collateral.
     SECTION 7.05 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Grantors may not assign or otherwise transfer any of their rights or obligations hereunder except as permitted by the Indenture and each other Additional Pari Passu Agreements. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto and their respective successors and assigns permitted hereby) any legal or equitable right, remedy or claim under or by reason of this Agreement.
     SECTION 7.06 Survival. All covenants, agreements, representations and warranties made by the Grantors herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Collateral Agent or any Secured Party may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Indenture, and shall continue in full force and effect until this Agreement shall terminate. The provisions of Section 7.04 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans or the termination of this Agreement or any provision hereof.
     SECTION 7.07 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Collateral Agent. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or email shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall be construed as a separate agreement with respect to each

Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.
     SECTION 7.08 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
     SECTION 7.09 Governing Law; Jurisdiction; Consent to Service of Process.
     (a) This Agreement shall be construed in accordance with and governed by the internal laws of the State of New York, without giving effect to any conflict of law principles.
     (b) The Grantors hereby irrevocably and unconditionally submit, for themselves and their property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Collateral Agent, or any Secured Party may otherwise have to bring any action or proceeding relating to this Agreement against the Grantors or their properties in the courts of any jurisdiction.
     (c) The Grantors hereby irrevocably and unconditionally waive, to the fullest extent they may legally and effectively do so, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
     (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 13.2 of the Indenture. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
     SECTION 7.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO

REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
     SECTION 7.11 Headings. Article and Section headings used herein are for the purpose of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
     SECTION 7.12 Additional Grantors. Each Grantor acknowledges that, each subsequently acquired or organized Domestic Subsidiary required by Section 4.20 of the Indenture and any equivalent provision of each Additional Pari Passu Agreement to become a party hereto as an additional Grantor (each such Domestic Subsidiary, an “Additional Grantor”) shall execute an Instrument of Assumption and Joinder (a “Joinder”) substantially in the form attached hereto as Exhibit A. Upon delivery of any such Joinder to Collateral Agent, notice of which is hereby waived by the Grantors, each such Additional Grantor shall be deemed a Grantor hereunder and shall be as fully a party hereto as if such Additional Grantor were an original signatory hereto. Each Grantor expressly agrees that its obligations arising hereunder shall not be discharged, diminished or otherwise affected (a) by the addition or release of any other Grantor hereunder, (b) by any failure by the Grantors or any Grantor to cause any subsequently acquired or organized Domestic Subsidiary required by Section 4.20 of the Indenture or any equivalent provision of each Additional Pari Passu Agreement to become an Additional Grantor or a Grantor hereunder or (c) by reason of Collateral Agent or any of the Secured Parties’ actions in effecting, or failure to effect, any such Joinder, or in releasing any Grantor hereunder, in each case without the necessity of giving notice to or obtaining the consent of any other Grantor. This Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.
     SECTION 7.13 Termination. This Agreement and the Security Interest shall terminate upon the Discharge of Obligations with respect to the Indenture and each Additional Pari Passu Agreement. Upon termination of this Agreement or the Security Interest on any Collateral, the Collateral Agent shall execute and deliver to the Grantors, at the Grantors’ expense, all appropriate UCC termination statements and similar documents which the Grantors shall reasonably request to evidence such termination. Any execution and delivery of termination statements or documents pursuant to this Section shall be without recourse to or warranty by the Collateral Agent. Each of the Grantors agrees that its obligations hereunder and the security interest created hereunder shall continue to be effective or be reinstated, as applicable, if at any time payment, or any part thereof, of all or any part of the Obligations is rescinded or must otherwise be restored by the Secured Party upon the bankruptcy or reorganization of any Grantor or otherwise. Upon the occurrence of Discharge of Obligations with respect to the Indenture, the Required Secured Parties shall be entitled to appoint a successor Collateral Agent under this Agreement and the other Collateral Documents to the extent that any Permitted Additional Pari Passu Obligations remain outstanding at such time.

     SECTION 7.14 Permitted Additional Pari Passu Obligations. On or after the Issue Date, the Company may from time to time designate additional obligations as Permitted Additional Pari Passu Obligations by delivering to the Agent, the Trustee and each Additional Pari Passu Agent (a) a certificate signed by the chief financial officer of the Company (i) identifying the obligations so designated and the aggregate principal amount or face amount thereof, stating that such obligations are designated as “Permitted Additional Pari Passu Obligations” for purposes hereof, (ii) representing that such designation of such complies with the terms of the Indenture and each then extant Additional Pari Passu Agreement, (iii) specifying the name and address of the Additional Pari Passu Agent for such obligations (if other than the Trustee) and (iv) stating that the Grantors have complied with their obligations under Article IV of this Agreement and Articles VI and V of the Pledge Agreement; (b) except in the case of Additional Notes, a fully executed Additional Pari Passu Joinder Agreement (in the form attached as Exhibit B); and (c) an Opinion of Counsel to the effect that the designation of such obligations as “Permitted Additional Pari Passu Obligations” does not violate the terms of the Indenture and each then extant Additional Pari Passu Agreement (upon which the Agent may conclusively and exclusively rely). Each Additional Pari Passu Agent agrees that upon the satisfaction of all conditions set forth in the preceding sentence, the Collateral Agent shall act as agent under and subject to the terms of the Senior Secured Note Documents for the benefit of all Secured Parties, including without limitation, any Secured Parties that hold any such Permitted Additional Pari Passu Obligations, and each Additional Pari Passu Agent agrees to the appointment, and acceptance of the appointment, of the Collateral Agent as agent for the holders of such Permitted Additional Pari Passu Obligations as set forth in each Additional Pari Passu Joinder Agreement and agrees, on behalf of itself and each Secured Party it represents, to be bound by this Agreement, the Intercreditor Agreement and the other Collateral Documents.
     SECTION 7.15 Intercreditor Matters. By accepting the benefits of this Agreement and the other Notes Documents, each Secured Party agrees that it is bound by (i) the terms of the Intercreditor Agreement applicable to such Secured Party and (ii) the provisions of Exhibit B.
     SECTION 7.16 Release of Liens. The security interests granted hereunder shall terminate and be released, in whole or in part, (i) as to Note Obligations under the Indenture, as provided in the Indenture and (ii) as to the Permitted Additional Pari Passu Obligations under any Additional Pari Passu Agreement, as provided in such Additional Pari Passu Agreement. In connection with any termination or release pursuant to this Section 7.16, the Collateral Agent shall execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 7.16 shall be without recourse to or warranty by the Collateral Agent.
     SECTION 7.17 Environmental Representations, Covenants and Indemnity.
     (a) Except as set forth in Holdings’ Form 10-Q filed on May 8, 2009, to the Grantors’ knowledge: (i) the Mortgaged Properties do not contain any Hazardous Materials in amounts or concentrations which (A) constitute, or constituted a violation of, or (B) require Remedial Action under Environmental Laws, which violations and required Remedial Actions, and liabilities arising therefrom, in the aggregate, could reasonably be expected to result in liability of any Grantor in an aggregate amount that could reasonably be expected to result in a Material Adverse Effect, (ii) the Mortgaged Properties and all operations of each Grantor and its Subsidiaries are in compliance, and in the last six years have been in compliance, with all Environmental Laws and all necessary Environmental Permits have been obtained and are in effect for operations as currently conducted, except to the extent that such non-compliance or failure to obtain any necessary permits, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (iii) there have been no Releases or threatened Releases at, from, under or proximate to the Mortgaged Properties or otherwise in connection with the operations of the Grantors or the Subsidiaries, which Releases or threatened Releases, in the aggregate, could reasonably be expected to result in a Material Adverse Effect, (iv) none of the Grantors or any of the Subsidiaries has received any written notice of an Environmental Claim in connection with the Mortgaged Properties or the operations of the Grantors or the Subsidiaries or with regard to any person whose liabilities for environmental matters the Grantors or the Subsidiaries have retained or assumed, in whole or in part, contractually, by operation of law or otherwise, which, in the aggregate, could reasonably be expected to result in a Material Adverse Effect, nor do the Grantors or the Subsidiaries have reason to believe that any such notice will be received or is being threatened; and (v) Hazardous Materials have not been transported from the Mortgaged Properties, nor have Hazardous Materials been generated, treated, stored or disposed of at, on or under any of the Mortgaged Properties in a manner that could reasonably be expected to give rise to liability under any Environmental Law, nor have the Grantors or the Subsidiaries retained or assumed any liability contractually, by operation of law or otherwise, with respect to the generation, treatment, storage or disposal of Hazardous Materials, which transportation, generation, treatment, storage or disposal, or retained or assumed liabilities, in the aggregate, could reasonably be expected to result in a Material Adverse Effect.
     (b) Except for any non-compliance that could not reasonably be expected to result in a Material Adverse Effect, each Grantor and its Subsidiaries shall comply, and use reasonable efforts to cause all lessees and other persons occupying its Mortgaged Properties to comply, in all material respects with all Environmental Laws and Environmental Permits applicable to its operations and Mortgaged Properties; obtain and renew all material Environmental Permits necessary for its operations and Mortgaged Properties.
     (c) Each Grantor shall defend, indemnify and hold harmless each Indemnified Party from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs, or expenses of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any related to (i) the presence, disposal, release or threatened release of any Hazardous Materials which are on, from or affecting the soil, water, vegetation, buildings, personal property, persons, animals or otherwise; (ii) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials; (iii) any lawsuit brought or threatened, settlement reached or government order relating to such Hazardous Materials and/or (iv) any violations of laws, orders, regulations, requirements or demands of governmental authorities, or any policies or requirements of the Environmental Protection Agency or the Collateral Agent, which are based upon or in any manner related to such Hazardous Materials, including, without limitation, reasonable attorney and consultant fees and expenses, investigation and laboratory fees, court costs and litigation expenses. The benefits of this section shall survive the termination of this Agreement and resignation or removal of the Collateral Agent.

     (d) In the event that Collateral Agent is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to court out any fiduciary or trust obligation for the benefit of another, which in Collateral Agent’s sole discretion may cause Collateral Agent to be considered an “owner or operator” under the provisions of the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. Section 9601, et seq., or otherwise cause Collateral Agent to incur liability under CERCLA or any other Environmental Law, Collateral Agent reserves the right, instead of taking such action, to either resign as Collateral Agent or arrange for the transfer of the title or control of the asset to a court-appointed receiver. Collateral Agent shall not be liable to Grantors, Noteholders or any other Person for any environmental claims or contribution actions under any Environmental Law by reason of Collateral Agent’s actions and conduct as authorized, empowered and directed hereunder or relating to the discharge, release or threatened release of Hazardous Materials into the environment. If at any time it is necessary or advisable for the Mortgaged Properties to be possessed, owned, operated or managed by any Person (including Collateral Agent) other than a Grantor, the Required Secured Parties shall direct Collateral Agent to appoint an appropriately qualified Person (excluding Collateral Agent) who they shall designate to possess, own, operate or manage, as the case may be, the Mortgaged Properties.
     (e) For purposes of this Section 7.17, the follow defined terms shall have the following meaning:
          “Environmental Claim” means any written accusation, allegation, notice of violation, claim, demand, order, directive, cost recovery action or other cause of action by, or on behalf of, any governmental authority or any person for damages, injunctive or equitable relief, personal injury (including sickness, disease or death), Remedial Action costs, tangible or intangible property damage, natural resource damages, nuisance, pollution, any adverse effect on the environment caused by any Hazardous Material, or for fines, penalties or restrictions, resulting from or based upon (a) the existence, or the continuation of the existence, of a Release (including sudden or non-sudden, accidental or non-accidental Releases), (b) exposure to any Hazardous Material, (c) the presence, use, handling, transportation, storage, treatment or disposal of any Hazardous Material or (d) the violation or alleged violation of any Environmental Law or Environmental Permit.
          “Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any governmental authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.
          “Environmental Permit” means any permit, approval, authorization, certificate, license, variance, filing or permission required by or from any governmental authority pursuant to any Environmental Law.
          “Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petro-

leum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
          “Material Adverse Effect” means a material adverse effect with respect to the business, assets, properties, liabilities, operations or condition (financial or otherwise) of the Grantors and their respective Subsidiaries (taken as a whole).
          “Releases” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the environment.
          “Remedial Actions” means (a) “remedial action” as such term is defined in CERCLA, 42 U.S.C. Section 9601(24), and (b) all other actions required by any Governmental Authority or voluntarily undertaken to: (i) cleanup, remove, treat, abate or in any other way address any Hazardous Material in the environment; (ii) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not migrate or endanger or threaten to endanger public health, welfare or the environment; or (iii) perform studies and investigations in connection with, or as a precondition to, (i) or (ii) above.
     SECTION 7.18 Incorporation by Reference. In connection with its appointment and acting herehunder, Collateral Agent is entitled to all rights, privileges, protections, benefits, immunities and indemnities provided to it as Trustee under the Indenture.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, each of the Grantors has caused this Agreement to be duly executed by its officer thereunto duly authorized as of the date and year first above written.

GRANTORS: AMERICAN COMMERCIAL LINES LLC JEFFBOAT LLC COMMERCIAL BARGE LINE COMPANY ACL TRANSPORTATION SERVICES LLC
By:	/s/ Dawn R. Landry
Printed: Dawn R. Landry
	Title:	Vice President and Secretary

AMERICAN COMMERCIAL LINES INC.
By:	/s/ Dawn R. Landry
Printed: Dawn R. Landry
	Title:	Senior Vice President, General Counsel and Corporate Secretary

[SIGNATURES CONTINUED ON NEXT PAGE]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

COLLATERAL AGENT: THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
By:	/s/ D. G. Donovan
	Name:	D.G. Donovan
	Title:	Vice President

SCHEDULE 3.02 TO SECURITY AGREEMENT
UCC Fixture Filing Offices

Grantor	Filing Office

American Commercial Lines LLC (Corporate Office and Land) 1701 East Market Street Jeffersonville, Indiana 47130	Clark County Recorder, Indiana

Jeffboat LLC (Shipyard) 1030 East Market Street Jeffersonville, Indiana 47130	Clark County Recorder, Indiana

ACL Transportation Services LLC (Cairo Fleet) 14614 Ohio Levee Road Cairo, Illinois 62914	Alexander County Recorder of Deeds, Illinois

ACL Transportation Services LLC (Harahan Fleet) 5800 River Road Harahan, Louisiana 70123	Jefferson Parish Clerk of Court, Louisiana

ACL Transportation Services LLC (Marrero Fleet) 7000 River Road Marrero, Louisiana 70072	Jefferson Parish Clerk of Court, Louisiana

ACL Transportation Services LLC (Armant Fleet) 3232 Louisiana Hwy 18 Vacherie, Louisiana 70090	St. James Parish Clerk of Court, Louisiana

ACL Transportation Services LLC (Louisville Fleet/Shop Barge) 2031 River Road Louisville, Kentucky 40206	Jefferson County Clerk, Kentucky

Grantor	Filing Office

ACL Transportation Services LLC (St. Louis Shipyard/Fleet) 750 East Davis Street St. Louis, Missouri 63111	St. Louis City Recorder of Deeds, Missouri

ACL Transportation Services LLC (Permanent Mooring Easement) Confluence of Missouri and Mississippi Rivers	St. Charles County Recorder of Deeds, Missouri

ACL Transportation Services LLC (South Point Fleet) 502 Second Street Extension South Point, Ohio 45680	Lawrence County Recorder, Ohio

ACL Transportation Services LLC (Memphis Terminal) 427 West Illinois Avenue Memphis, Tennessee 37106	Shelby County Register of Deeds, Tennessee

ACL Transportation Services LLC (Houston Fleet) 16526 Dezavala Road Channelview, Texas 77530	Harris County Clerk, Texas

SCHEDULE 3.05(a) TO SECURITY AGREEMENT
Legal Name, Etc.

				Federal
		Registered		Taxpayer
	Type of	Organization	Organizational	Identification	State of
Legal Name	Entity	(Yes/No)	Number	Number	Formation
American Commercial Lines Inc.	Corporation	Yes	3901974	75-3177794	Delaware
Commercial Barge Line Company	Corporation	Yes	3901641	03-0552365	Delaware
American Commercial Lines LLC	Limited Liability Company	Yes	2879540	52-2106600	Delaware
ACL Transportation Services LLC	Limited Liability Company	Yes	2910202	52-2106589	Delaware
Jeffboat LLC	Limited Liability Company	Yes	2910203	52-2106590	Delaware

SCHEDULE 3.05(b) TO SECURITY AGREEMENT
Prior Organizational Names

Grantor	Prior Name	Date of Change
ACL Transportation Services LLC	Louisiana Dock Company LLC	January 1, 2007
ACL Transportation Services LLC	Houston Fleet LLC	January 1, 2007
ACL Transportation Services LLC	American Commercial Terminals LLC	January 1, 2007
ACL Transportation Services LLC	ACL Sales Corporation	January 1, 2007
ACL Transportation Services LLC	American Commercial Logistics LLC	January 1, 2007

SCHEDULE 3.05(c) TO SECURITY AGREEMENT
Changes in Corporate Identity; Other Names

List of All Other
Names Used on Any
Filings with the
Internal Revenue
	Corporate Name of		Date of	State of	Service During Past
Grantor	Entity	Action	Action	Formation	Five Years
Commercial Barge Line Company					ACLINES LLC (2004 only)
American Commercial Lines LLC					ACLINES LLC (2004 only)
ACL Transportation Services LLC	Houston Fleet LLC	Merger	January 1, 2007	Delaware
ACL Transportation Services LLC	American Commercial Terminals LLC	Merger	January 1, 2007	Delaware
ACL Transportation Services LLC	ACL Sales Corporation	Merger	January 1, 2007	Delaware
ACL Transportation Services LLC	American Commercial Logistics LLC	Merger	January 1, 2007	Delaware

SCHEDULE 3.06 TO SECURITY AGREEMENT
Chief Executive Office

Grantor	Address	County	State
American Commercial Lines Inc.	1701 East Market Street Jeffersonville, Indiana 47130	Clark	Indiana
Commercial Barge Line Company	1701 East Market Street Jeffersonville, Indiana 47130	Clark	Indiana
American Commercial Lines LLC	1701 East Market Street Jeffersonville, Indiana 47130	Clark	Indiana
ACL Transportation Services LLC	1701 East Market Street Jeffersonville, Indiana 47130	Clark	Indiana
Jeffboat LLC	1701 East Market Street Jeffersonville, Indiana 47130	Clark	Indiana

SCHEDULE 3.07 TO SECURITY AGREEMENT
Extraordinary Transactions

Grantor	Description of Transaction Including Parties Thereto	Date of Transaction
Commercial Barge Line Company	Sole Member Unit of ACL Transportation Services LLC was transferred to Commercial Barge Line Company	January 1, 2007
Commercial Barge Line Company	Sole Member Unit of Jeffboat LLC was transferred to Commercial Barge Line Company	January 1, 2007
American Commercial Lines LLC	Assets and employees of American Commercial Barge Line LLC were transferred to American Commercial Lines LLC	January 1, 2007
ACL Transportation Services LLC	The following four business units were merged into ACL Transportation Services LLC: (i) Houston Fleet LLC, (ii) American Commercial Terminals LLC, (iii) ACL Sales Corporation, and (iv) American Commercial Logistics LLC	January 1, 2007
ACL Transportation Services LLC	Stock of the following joint ventures were transferred to ACL Transportation Services LLC: (i) BargeLink LLC, (ii) Bolivar Terminal Company LLC, (iii) T.T. Barge Services Mile 235 LLC, and (iv) SSIC Remediation LLC	January 1, 2007

SCHEDULE 3.08 TO SECURITY AGREEMENT
Instruments and Tangible Chattel Paper
1. Promissory Notes:

	Principal				Pledged
Entity	Amount	Date of Issuance	Interest Rate	Maturity Date	[Yes/No]
None

2. Chattel Paper:

Pledged
Description	[Yes/No]
None

[*]	The asterisk denotes that confidential portions of this Schedule have been omitted in reliance on rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.
SCHEDULE 3.09 TO SECURITY AGREEMENT
Deposit Accounts

Reason
				Subject to	for Exclusion
	Type Of		Account	control agreement?	from Control
Owner	Account	Bank	Numbers	[Yes/No]	Requirement
American Commercial Lines LLC	[*]	[*]	[*]	Yes
American Commercial Lines LLC	[*]	[*]	[*]	Yes
American Commercial Lines LLC	[*]	[*]	[*]	Yes
American Commercial Lines LLC	[*]	[*]	[*]	No	[*]
American Commercial Lines LLC	[*]	[*]	[*]	Yes
American Commercial Lines LLC	[*]	[*]	[*]	Yes
American Commercial Lines LLC	[*]	[*]	[*]	No	[*]
American Commercial Lines LLC	[*]	[*]	[*]	No	[*]
ACL Transportation Services LLC	[*]	[*]	[*]	No	[*]
ACL Transportation Services LLC	[*]	[*]	[*]	No	[*]
American Commercial Lines LLC	[*]	[*]	[*]	No	[*]

[*]	The asterisk denotes that confidential portions of this Schedule have been omitted in reliance on rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

Reason
				Subject to	for Exclusion
	Type Of		Account	control agreement?	from Control
Owner	Account	Bank	Numbers	[Yes/No]	Requirement
ACL Transportation Services LLC	[*]	[*]	[*]	Yes
American Commercial Lines LLC	[*]	[*]	[*]	No	[*]

[*]	The asterisk denotes that confidential portions of this Schedule have been omitted in reliance on rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

SCHEDULE 3.10(a) and 3.10(b) TO SECURITY AGREEMENT
Intellectual Property
ACL IP Properties Schedule
As of 7/7/09
Trademarks/Service marks (Registrations, Licenses and Applications):

				First Use		Goods/Services
Mark	Owner	Reg. No.	Reg. Date**	Date[1]	Mark Description	Description
	Jeffboat LLC	847,768	4/16/1968	3/1/1966 [3/15/1966]	Design plus words. The drawing is lined for the color blue. Service mark registration.	IC 037. US 103. G & S: Shipbuilding and repair of marine vessels.

LOUISIANA DOCK	ACL TS LLC	1,553,260	8/22/1989	12/12/1962	Word mark. Service mark registration.	1. IC 037. US 103. G & S: Marine vessel maintenance and repair services; 2. IC 039. US 105. G & S:
						Docking services and warehousing services in the field of marine spare parts.

ACL LLC	1,607,666	7/24/1990	3/1/1966; [3/15/1966]	Trademark registration for “flag” design, lined with colors red and blue. Colors are not claimed as a feature of the mark. Trademark Registration.	1. IC 039. US 105. G & S: Transportation of goods by barge and the storage of goods;
						2. IC 037. US 103 106. G & S: Vessel construction and maintenance services, and the maintenance of marine terminal facilities for others.

	ACL TS LLC	1,643,903	5/7/1991	3/1/1966	Design and word mark. Colors are not claimed as a feature of the mark. Service mark.	1. IC 039. US 105. G & S: Cargo loading and unloading services and warehousing and storage of goods of others; 2. IC 037. US 103. G & S:
						Maintenance of barge line terminal facilities for use of others.

ACBL	ACL LLC	1,741,761	12/22/1992	3/3/1966; [3/15/1966]	Word Mark. Service mark.	IC 039. US 105. G & S: Warehousing and barge transportation of the goods of others.

ACL	ACL LLC	1,804,804	11/16/1993	3/1/1966; [3/15/1966]	Word Mark. Service mark.	IC 039. US 105. G & S: Transportation of the goods of others in inland waterways by barge, and warehousing and storage.

				First Use		Goods/Services
Mark	Owner	Reg. No.	Reg. Date**	Date[1]	Mark Description	Description
RIVER-TRAC	ACL LLC	2,329,522	3/14/2000	4/11/1988	Word Mark. Service mark.	IC 035. US 100 101 102. G & S: Tracking location of barges, and status of shipments.

	ACL TS LLC	2,332,621	3/21/2000	12/12/1962	Design and word mark. Colors are not claimed as a feature of the mark. Service mark.	1. IC 037. US 100 103 106. G & S: Marine vessel maintenance and repair services. 2. IC 039. US 100 105. G & S: Docking services and warehousing services in the field of marine spare parts.

A RIVER OF INFORMATION AT YOUR FINGERTIPS	ACL LLC	2,349,631	5/16/2000	8/15/1998	Word mark. Service mark.	IC 039. US 100 105. G & S: Providing information to others on boat and barge transportation, on emergency conditions affecting boat and barge travel, and on planning and scheduling boat and barge transportation.

	ACL LLC	2,316,045	2/8/2000	8/15/1998	Miscellaneous Design. Trademark Registration.	IC 039. US 100 105. G & S: Providing information to others on boat and barge transportation, on emergency conditions affecting boat and barge travel, and on planning and scheduling boat and barge transportation.

	ACL LLC	3,221,549	3/27/2007	7/10/1998	Design plus words. Service mark.	IC 037 G & S: Maintenance and repair of marine vessels.; IC 039 G & S: Supply chain, logistics and reverse logistic services, namely warehousing and storage, transportation and delivery of the goods of others in the inland waterways by barge. ; IC 040 G & S: Manufacture of marine vessels to the order and specification of others.
Patents (Registrations, Licenses and Applications):
     NONE
Copyrights(Registrations, Licenses and Applications):
     1. ACL Vessel Operating Guidelines, Publication Date January 2007

SCHEDULE 4.03(f) TO SECURITY AGREEMENT
Locations

GRANTOR	OFFICES
American Commercial Lines Inc.	1701 East Market Street Jeffersonville, Indiana 47130
Commercial Barge Line Company	1701 East Market Street Jeffersonville, Indiana 47130
American Commercial Lines LLC	1701 East Market Street Jeffersonville, Indiana 47130
ACL Transportation Services LLC	1701 East Market Street Jeffersonville, Indiana 47130
Jeffboat LLC	1701 East Market Street Jeffersonville, Indiana 47130

SCHEDULE 4.17 TO SECURITY AGREEMENT
Commercial Tort Claims
To the extent not subrogated to each company’s insurers, the following commercial tort claims are held or expected to be held by American Commercial Lines LLC and / or American Commercial Lines Inc.:
•	Claims associated with a certain oil spill that occurred in New Orleans, Louisiana on July 23, 2008

EXHIBIT A TO
SECURITY AGREEMENT
FORM OF INSTRUMENT OF ASSUMPTION AND JOINDER
     JOINDER AGREEMENT dated as of _________ (the “Joinder Agreement”) made by [Insert Name of New Grantor] a [Insert State of Organization] [corporation, limited partnership or limited liability company] (the “Company”) in favor of the Secured Parties (as defined in that certain Security Agreement dated as of July 7, 2009 (as such agreement may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time, the “Security Agreement”)) among the Grantors referred to therein (the “Grantors”), and The Bank of New York Mellon Trust Company, N.A. as Collateral Agent (as defined in the Security Agreement). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Security Agreement.
WITNESSETH
     The Company is a [Insert State of Organization] [corporation, limited partnership or limited liability company], and is a subsidiary of [Insert name of Loan Party]. Pursuant to Section 7.12 of the Security Agreement, the Company is required to execute this document as a newly [formed] [acquired] subsidiary of [Insert name of Loan Party].
     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged, the Company hereby agrees as follows:
     SECTION 1. Assignment and Joinder.
     (a) The Company hereby expressly confirms that it has assumed, and hereby agrees to perform and observe, each and every one of the covenants, rights, promises, agreements, terms, conditions, obligations, appointments, duties and liabilities of a Grantor under the Security Agreement and all the other Notes Documents applicable to it as a Grantor. By virtue of the foregoing, the Company hereby accepts and assumes any liability of a Grantor related to each representation or warranty, covenant or obligation made by a Grantor in the Security Agreement or any other Notes Document and hereby expressly affirms, as of the date hereof, each of such representations, warranties, covenants and obligation.
     (b) All references to the term “Grantor” in the Security Agreement or Notes Document, or in any document or instrument executed and delivered or furnished, or to be executed and delivered or furnished, in connection therewith shall be deemed to be references to, and shall include, the Company.
     SECTION 2. Representations and Warranties. The Company hereby represents and warrants to the Collateral Agent as follows:
     (a) The Company has the requisite [corporate, partnership or company] power and authority to enter into this Joinder Agreement and to perform its obligations hereunder and under the Security Agreement and the other Notes Documents to which it
Exhibit A to Security Agreement

is a party. The execution, delivery and performance of this Joinder Agreement by the Company and the performance of its obligations hereunder and under the Security Agreement, and the other Notes Documents have been duly authorized by the [Board of Directors of the Company] and no other [corporate, partnership or company] proceedings on the part of the Company are necessary to authorize the execution, delivery or performance of this Joinder Agreement, the transactions contemplated hereby or the performance of its obligations under the Security Agreement or any other Notes Document. This Joinder Agreement has been duly executed and delivered by the Company. This Joinder Agreement, the Security Agreement and the other Notes Documents each constitutes a legal, valid and binding obligation of the Company enforceable against it in accordance with its respective terms, subject, as to the enforcement of remedies, to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.
     (b) The representations and warranties set forth in Article 3 of the Security Agreement are true and correct on and as of the date hereof (except to the extent that such representations and warranties expressly relate to an earlier date) with the same effect as if made on and as of the date hereof.
     (c) The authorized capitalization of the Company, the number of shares of its capital stock outstanding on the date hereof, and the ownership of the outstanding shares of its capital stock are set forth on Schedule 1 hereto.*/
     (d) As of the date hereof, the exact legal name of the Company is _________ and the Company has not done business, is not doing business and does not intend to do business other than under its full [corporate, partnership or company] name, including, without limitation, under any trade name or other doing business name and is in good standing in all jurisdictions where the nature of its properties or business so requires. The Company is a [corporation, partnership, limited liability company, limited liability partnership or other] organized under the laws of _________. The Company’s taxpayer identification number and organizational number, if any, are _________.
     SECTION 3. Further Assurances. At any time and from time to time, upon the Collateral Agent’s request and at the sole expense of the Company, the Company will promptly and

*/	If the Company is a limited partnership, insert the following paragraph:
“The general partners of the company and the ownership of its partnership interests are set forth on Schedule 1 hereto”;
or if the Company the Company is a limited liability company, insert the following paragraph:
“The members of the Company and the ownership of its limited liability company interests are set forth on Schedule 1 hereto”.

duly execute and deliver any and all further instruments and documents and take such further action as the Collateral Agent reasonably deems necessary to effect the purposes of this Joinder Agreement.
     SECTION 4. Binding Effect. This Joinder Agreement shall be binding upon the Company and shall inure to the benefit of the Secured Parties and their respective successors and assigns.
     SECTION 5. Conflict. In the event of a conflict between this Joinder Agreement and the Security Agreement, the provisions of the Security Agreement will govern.
     SECTION 6. GOVERNING LAW. THIS JOINDER AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES.
[Signature Pages Follow]

     IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered by its duly authorized officer as of the date first above written.

[NAME OF COMPANY]
By:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. as Collateral Agent
By:
Name:
Title:

SCHEDULE 1 TO JOINDER AGREEMENT

[Authorized capitalization:

Number of shares of capital stock outstanding:

Ownership of the outstanding capital stock:]

or

[General Partners:

Ownership of the partnership interests:]

or

[Members of the Company:

Ownership of the limited liability company interests:]

EXHIBIT B TO
SECURITY AGREEMENT
FORM OF ADDITIONAL PARI PASSU JOINDER AGREEMENT
     The undersigned is the agent for Persons wishing to become “Secured Parties” (the “New Secured Parties”) under the Security Agreement, dated as of July 7, 2009 (as amended and/or supplemented, the “Security Agreement” (terms used without definition herein have the meanings assigned to such terms by the Security Agreement)) among Commercial Barge Lines Company, the other Grantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Agent (the “Agent”).
     In consideration of the foregoing, the undersigned hereby:
     (i) represents that the Additional Pari Passu Agent has been authorized by the New Secured Parties to become a party to the Security Agreement and the other Collateral Documents on behalf of the New Secured Parties under that [DESCRIBE OPERATIVE AGREEMENT] (the “New Secured Obligations”) and to act as the Additional Pari Passu Agent for the New Secured Parties hereunder;
     (ii) acknowledges that the New Secured Parties have received a copy of the Security Agreement;
     (iii) irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Security Agreement and the other Collateral Documents as are delegated to the Agent by the terms thereof, together with all such powers as are reasonably incidental thereto; and
     (iv) accepts and acknowledges the terms of the Security Agreement applicable to it and the New Secured Parties and agrees to serve as Additional Pari Passu Agent for the New Secured Parties with respect to the New Secured Obligations and agrees on its own behalf and on behalf of the New Secured Parties to be bound by the terms of the Security Agreement and the other Collateral Documents applicable to holders of Obligations, with all the rights and obligations of a Secured Party thereunder and bound by all the provisions thereof as fully as if it had been a Secured Party on the effective date of the Security Agreement.
     The name and address of the representative for purposes of Section 7.02 of the Security Agreement, Section 17 of the Pledge Agreement and any equivalent provision of each Collateral Document are as follows:
[name and address of Additional Pari Passu Agent]
Exhibit B to Security Agreement

     IN WITNESS WHEREOF, the undersigned has caused this Additional Pari Passu Joinder Agreement to be duly executed by its authorized officer as of the _____ day of 20__.

[NAME]
By:
Name:
Title: